As filed with the Securities and Exchange Commission on October 29, 2025

Registration No. 333-288046

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIDELITY® SOLANA FUND

(Exact name of registrant as specified in its charter)

Delaware	39-6898315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o FD Funds Management LLC

Nicole Macarchuk

245 Summer Street V13E

Boston, MA 02210

(800) 343-3548

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 29, 2025

PROSPECTUS

Shares

Fidelity® Solana Fund

The Fidelity Solana Fund (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that are expected to trade on the NYSE Arca, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of “SOL”, the native token of the Solana blockchain, as measured by the performance of Fidelity Solana Reference Rate (the “Index”), adjusted for the Trust’s expenses and other liabilities, plus an amount based on the staking rewards associated with SOL. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. The Index is constructed using SOL price feeds from eligible SOL spot markets and a volume-weighted median price (“VWMP”) methodology, calculated every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. The Index is designed to reflect the performance of SOL in U.S. dollars. FD Funds Management LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) is the Trust’s transfer agent (in such capacity, the “Transfer Agent”) and cash custodian (in such capacity, the “Cash Custodian”), and Anchorage Digital Bank NA, BitGo Trust Company, Inc. and Coinbase Custody Trust Company, LLC (each a ‘Custodian” and collectively the “Custodians”) are the custodians for the Trust, and hold all of the Trust’s SOL on the Trust’s behalf.

Pursuant to its investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more trusted node operators (which may include the Custodians or their affiliates) (each, a “Node Operator”), except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (see “The Trust’s Staking Program – Liquidity Risk Management”). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize liquid staking tokens (“LSTs”) or purchase staked SOL from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. The Sponsor only will seek to engage in staking activities to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes. In seeking to achieve its investment objective, the Trust holds SOL and values its Shares daily based on the same methodology used to calculate the Index.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 25,000 Shares (a “Basket”) based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either SOL represented by the Basket being created or cash needed to purchase the amount of SOL represented by the Basket being created, in each case as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the SOL represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. A financial firm that is authorized to purchase or redeem Shares with the Trust (known as an “Authorized Participant”) will deliver, or facilitate the delivery of, SOL or cash to the Trust’s account with the Custodians (in the case of SOL) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver SOL or cash to such Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “FSOL.”

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in SOL futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

On September 10, 2025, FMR Capital, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased 1 Share at a per-Share price of $25 (the “Seed Share”). Delivery of the Seed Share was made on September 10, 2025. Total proceeds to the Trust from the sale of the Seed Share were $25. On September 24, 2025, the Seed Share was redeemed for cash and the Seed Capital Investor purchased 200,000 Shares at a per-Share price of $25 (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $5,000,000. On September 24, 2025, the Trust purchased 23,401.66619863 SOL with the proceeds of the Seed Baskets. As of the date of the Prospectus, these 200,000 Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Seed Capital Investor” for additional information.

The price of the Seed Share and the Seed Baskets was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD SOL. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 23.

THE SHARES OF THE TRUST ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR, THE TRUSTEE, THE ADMINISTRATOR, THE TRANSFER AGENT, THE DISTRIBUTOR, THE CUSTODIANS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [    ], 2025

i

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

iii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Fidelity Solana Fund (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the NYSE Arca, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of SOL, as measured by the performance of the Fidelity Solana Reference Rate (the “Index”), adjusted for the Trust’s expenses and other liabilities, plus an amount based on the staking rewards associated with SOL. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. The Index is constructed using SOL price feeds from eligible SOL spot markets and a volume-weighted median price (“VWMP”) methodology, calculated every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. The Index is designed to reflect the performance of SOL in U.S. dollars. In seeking to achieve its investment objective, the Trust holds SOL. The Trust is sponsored by FD Funds Management LLC (the “Sponsor”), a wholly owned subsidiary of FMR LLC. The Trust will custody its SOL at Anchorage Digital Bank NA, BitGo Trust Company, Inc. and Coinbase Custody Trust Company, LLC (each a “Custodian” and collectively the “Custodians”), each of which provides custody services for digital assets.

Pursuant to its investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more trusted node operators (which may include the Custodians or their affiliates) (each, a “Node Operator”), except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (see “The Trust’s Staking Program – Liquidity Risk Management”). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize liquid staking tokens (“LSTs”) or purchase staked SOL from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk.

The Trust provides exposure to the value of SOL, and the Shares of the Trust are valued on a daily basis using the same methodology used to calculate the Index. The Trust provides investors with the opportunity to access the market for SOL through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring SOL directly or acquiring it from a SOL spot market. The Trust is passively managed and does not pursue active management investment strategies. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in SOL without purchasing, holding and trading SOL directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement (as defined below).

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

SOL and the Solana Network

SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana network, a decentralized network of computers that operates pursuant to a set of cryptographic protocols. While certain entities such as Solana Labs and the Solana Foundation have outsized influence over the Solana network’s development and governance (which was particularly true during the network’s formative years), no single entity owns or operates the Solana network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana network allows people to exchange tokens of value, called “SOL,” which are recorded on a public transaction ledger known as a blockchain. SOL can be used to pay for goods and services, including to send a transaction on the Solana network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana network. Smart contract operations are executed on the Solana blockchain in exchange for payment of SOL. The Solana network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The price of SOL on public digital asset trading platforms has a limited history, and during this history, SOL prices on the digital assets markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index price, and the price of SOL generally, remains subject to volatility experienced by digital asset trading platforms, and such volatility could adversely affect the value of the Shares. For example, from March 31, 2025 through May 31, 2025, the Index price ranged from $104.28 to $181.80, with the straight average being $148.46. See “The Trust and SOL Prices.”

The Solana network is decentralized in that it does not operate under governmental or other centralized authorities or require financial institution intermediaries to create or transmit SOL or make governance decisions for the Solana network. Rather, the creation, supply and transmission of SOL are governed by the rules of the Solana protocol and effected through the voluntary participation of node operators and validators, and governance and development of the Solana network are by consensus and open competition among developers, users and operating entities in the Solana community. The Solana network has no central decision-making body. See “SOL, SOL Markets and Regulation of SOL – SOL and the Solana Network”.

SOL may be regarded as a currency or digital commodity depending on its specific use in particular transactions. SOL may be used as a medium of exchange or unit of account. Although a number of large and small retailers accept SOL as a form of payment in the United States and foreign markets, there is relatively limited use of SOL for commercial and retail payments. Similarly, SOL may be used as a store of value (i.e., an asset that maintains its value rather than depreciating), although it has experienced significant periods of price volatility.

There can be no assurance as to the future performance of SOL; the past performance and volatility of SOL should not be taken as an indication of future performance or volatility.

For more information on SOL and the Solana network, see “SOL, SOL Markets and Regulation of SOL” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of SOL, as measured by the Index, adjusted for the Trust’s expenses and other liabilities, plus an amount based on the staking rewards associated with SOL. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust holds SOL and values its Shares daily as of 4:00 p.m. Eastern time (“EST”) using the same methodology used to calculate the Index. Pursuant to the Trust’s investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize LSTs or purchase staked SOL from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk.

The Fidelity Solana Reference Rate

The Fidelity Solana Reference Rate (the “Index”) is designed to reflect the performance of SOL in U.S. dollars. The Index is constructed using SOL price feeds from eligible SOL spot markets and the VWMP methodology, calculated every 15 seconds based on VWMP spot market data over rolling sixty-minute increments to develop a SOL price composite. The Index methodology was developed by Fidelity Product Services LLC (the “Index Provider”) and is monitored by the Fidelity Index Committee (the “Index Committee”) with the assistance of the Fidelity Digital Asset Management Investment Committee. Coin Metrics, Inc. is the third-party calculation agent (“Calculation Agent”) for the Index.

The Trust is entitled to use the Index pursuant to a licensing arrangement with the Index Provider. As the Index is calculated as a price return, it does not track forks or air drops involving SOL. Accordingly, the Trust will not normally hold forked or air dropped assets, as further described below in “Risk Factors—The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

SOL Staking Activities

The Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Node Operator will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana network. As a result of the Sponsor utilizing staking activity services of the Custodians, the Trust expects to receive certain staking rewards of SOL, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. The Node Operator exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodians will maintain exclusive possession and control of the private keys associated with any staked SOL at all times. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that the Sponsor will manage.

The Node Operator, the Custodians and the Sponsor will each receive a portion of the staking rewards generated by the Node Operator’s staking activities (the “Staking Fees”). The Staking Fees will be paid from the proceeds of the Node Operator’s staking activities that the Trust receives from the Solana network. See “The Trust’s Staking Program—Allocation of Staking Rewards” for more information.

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will regain completed control over the

Trust’s SOL within two days of instructing the Custodians to unstake or “exit” the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trust regaining complete control of its SOL in time to satisfy its current obligations. Accordingly, the Sponsor may consider a number of options to manage the liquidity of the Trust’s assets in times of stress, including a temporary extension of the settlement timeline for redemption orders or a temporary suspension of redemption orders. The Sponsor may also rely on other means of managing liquidity in the future such as the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender) in its sole discretion. See “The Trust’s Staking Program—Liquidity Risk Management”.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with SOL and the Solana network

The Solana network has a limited history relative to traditional commodities and currencies. There is no assurance that use or acceptance of SOL will continue to grow. A contraction in use or adoption of SOL may result in increased volatility or a reduction in the price of SOL, which would likely have an adverse impact on the value of the Shares. Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for SOL or cause a wider loss of confidence in the Solana network, either of which could have an adverse impact on the value of SOL. SOL trading prices experience high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, owners of beneficial interests of Shares (“Shareholders”) could lose all or substantially all of their investment in the Trust in a very short time, even in the course of one day. Shareholders who invest in the Trust should actively manage and monitor their investments.

The Solana network depends on developers for both monitoring and upgrading the software protocols on which the Solana network is based and for the release of new and upgraded versions of existing DeFi applications. The Solana network and related DeFi applications could cease to be a focal point for developer activity, and there is no assurance that the most active developers who participate in such activities will continue to do so in the future, which could damage the network or reduce SOL’s competitiveness with competing digital assets or blockchain protocols.

Spot markets on which SOL trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at SOL spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of SOL and the ability of Authorized Participants (as defined below) to purchase or sell SOL or SOL derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its SOL. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer SOL in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Index

The failure of the Index methodology to measure the actual value of SOL could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the value of SOL as calculated by the Index methodology may differ from the value of SOL calculated by other methodologies and the price of SOL on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in SOL. As noted, there are significant risks and hazards inherent in the SOL market that may cause the price of SOL to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the SOL market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of SOL, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

In addition, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. Staking activity comes with a risk of loss of SOL. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to “slashing” penalties, which are designed to deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. As of the date of this Prospectus, no slashing penalty has ever been assessed on the Solana network. While the Sponsor does not expect the activities of the Node Operator to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodians’ liability to the Trust for the actions of the Node Operator is limited, and the Custodians may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s accounts with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Index because the Trust incurs operating expenses and other fees and liabilities and the Index does not take staking activities into account. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise.

The amount of SOL represented by the Shares may be reduced during the life of the Trust due to the transfer of the Trust’s SOL to pay for the Sponsor Fee (as defined below) and other liabilities.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the Solana network or asset “air dropped” to holders of SOL. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana network (other than what the Sponsor determines to be SOL) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “FSOL”) is published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share is published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, www.fidelity.com, or any successor thereto, which is publicly accessible at no charge, contains the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust also disseminates the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust is calculated by the Administrator once a day and is disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares are disseminated through the facilities of the consolidated tape.

Any adjustments made to the Index will be published on the Sponsor’s website at i.fidelity.com/indices.

The intra-day levels and closing levels of the Index are published by the Index Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by the Index Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Index Provider does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and the Index Provider, see “The Trust and SOL Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on March 20, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement, as further amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on August 23, 2019.

The Trust’s Service Providers

The Sponsor

The Sponsor, FD Funds Management LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the

Exchange. The Sponsor’s principal address is 245 Summer Street, Boston, MA 02210. The Sponsor is responsible for oversight and overall management of the Trust and develops a marketing plan for the Trust, prepares marketing materials regarding the Shares of the Trust, and exercises the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s unified fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

Fidelity Service Company, Inc., an affiliate of the Sponsor, serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 245 Summer Street, Boston, MA 02210. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s SOL and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent facilitates the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodians

Anchorage Digital Bank NA (“Anchorage Digital), BitGo Trust Company, Inc. (“BitGo”) and Coinbase Custody Trust Company, LLC (“Coinbase Custody”) serve as the Trust’s SOL custodians. Anchorage Digital is a national trust bank with a principal address at 101 South Reid Street, Suite 329, Sioux Falls, SD 57103. BitGo is a South Dakota trust company with a principal address at 6216 South Pinnacle Place, Suite 101, Sioux Falls, SD 57108. Coinbase Custody is a New York trust company with a principal address at 550 West 34th Street, 4th Floor, New York, NY 10001. Under each of the agreements entered into with the Custodians (each a “Custodial Services Agreement”), each Custodian is responsible for safekeeping a portion of the SOL owned by the Trust. The Custodians were selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodians that hold the Trust’s SOL (the “SOL Accounts”), as well as facilitating the transfer or sale of SOL required for the operation of the Trust.

In determining the amount and percentage of the Trust’s SOL to allocate to each such Custodian, the Sponsor will consider (i) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (ii) the ability of each Custodian to implement the Trust’s staking program, (iii) the node operator(s) offered through the Custodian, (iv) each Custodian’s reputation and experience in providing SOL custody and staking services, (v) the concentration of the Trust’s SOL at each Custodian, (vi) the financial resources of each Custodian including its insurance policies, (vii) the fees and expenses associated with the storage and/or staking of the Trust’s SOL at each Custodian, and (viii) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor may in the future engage additional custodians for the Trust’s SOL.

The Cash Custodian

State Street also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-SOL assets of the Trust.

The Distributor

Fidelity Distributors Company LLC, an affiliate of the Sponsor (“FDC” or the “Distributor”), is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The principal business address of FDC is 900 Salem Street, Smithfield, RI 02917. FDC is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA.

Index Services

Fidelity Product Services LLC, an affiliate of the Sponsor, is responsible for oversight of the Fidelity Solana Reference Rate. Coin Metrics, Inc. is the third-party, independent calculation agent for the Index.

The Trust’s Fees and Expenses

The Trust pays the Sponsor an annual unified fee of 0.25% of the Trust’s SOL Holdings (the “Sponsor Fee”). The Trust’s “SOL Holdings” is the quantity of the Trust’s SOL plus any cash or other assets held by the Trust represented in SOL as calculated using the Index price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in SOL as calculated using the Index price. The Sponsor Fee is paid by the Trust to the Sponsor as partial compensation for services performed under the Trust Agreement. The Sponsor has agreed to waive the entire Sponsor Fee for a period of six months beginning on the date the Trust first issues Shares following the effectiveness of the Trust’s registration statement. The Administrator calculates the Sponsor Fee in respect of each day by reference to the prior day’s SOL Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee accrues daily in SOL and will be payable monthly in SOL or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of SOL to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

In addition to the Sponsor Fee, the Trust will bear the Staking Fees, which the Sponsor, Custodians, and Node Operator will each receive from the proceeds of the Node Operator’s staking activities that the Trust receives from the Solana network. The total amount of the Staking Fee will equal 15% of all staking rewards received by the Trust. The Trust’s NAV will reflect the amount of SOL the Trust is entitled to under its staking activities after deduction of accrued but unpaid Staking Fees. For a complete description of the Staking Fees, see “The Trust’s Staking Program—Allocation of Staking Rewards.”

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes and the Staking Fees, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Distributor, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Index Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of SOL, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of SOL to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of SOL in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell SOL at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in SOL, the amount of SOL transferred or sold may vary from time to time depending on the actual sales price of SOL relative to the Trust’s expenses and liabilities (e.g., if the price of SOL falls, the amount of SOL needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell SOL, the Trust may do so through a third-party digital asset broker or dealer, including affiliates of the Sponsor. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of SOL incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Trust’s Custodians maintain custody of all of the Trust’s SOL, which are held in segregated accounts in the name of the Trust on the Custodians’ books and records. Each Custodian maintains the Trust’s SOL in segregated wallets separate from the assets of other customers of the Custodian. All of the SOL held by the Custodians is held in offline (“cold”) storage. The Trust, as client of the Custodians, performs regular diligence of operational practices of the Custodians, including practices related to the custody of assets held in cold storage.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SOL is (are) generated and stored in an offline manner. Private keys are generated on devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, and hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The private keys related to the Trust’s SOL are not accessible to any person or entity except the Custodians, including the Sponsor. The Sponsor and the Trust’s service providers have the ability to verify the existence of the Trust’s SOL through information provided from the Custodians.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. The Custodians may receive deposits of SOL but may not send SOL without use of the corresponding private keys. Outbound SOL transfers require cryptographic signing by the Custodians using private keys, which are protected using high standards of physical, cyber, and operational controls. As an additional measure, Custodians cannot instruct outbound SOL transfers without explicit instruction and approval from the Sponsor.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a cash custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to SOL as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Shares

The Trust issues Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all SOL and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the SOL held by the Trust based on the price set by the Index as of 4:00 p.m. EST. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 25,000 Shares (a “Basket”) based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either SOL represented by the Basket being created or cash needed to purchase the amount of SOL represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the SOL represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized

Participant Designee”), will deliver, or facilitate the delivery of, SOL or cash to the Trust’s account with the Custodians (in the case of SOL) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver SOL or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “FSOL.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of SOL by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of SOL to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of SOL or cash. In addition, the Trust will periodically receive proceeds derived from its staking program that consist of SOL. All of the Trust’s SOL will be held by the Custodians on behalf of the Trust until (i) deployed into the staking program, (ii) transferred out or sold in connection with the redemption of Baskets or distributions (if required) or (iii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. All of the Trust’s cash proceeds will be held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SOL, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

As of October 29, 2025, the Trust has entered into agreements with each of A1, Ltd., Cumberland DRW LLC, Flow Traders B.V., Galaxy Digital Trading Cayman LLC, JSCT, LLC, Virtu Financial Singapore Pte. Ltd., and Wintermute Trading Ltd to serve as a SOL trading counterparty to the Trust. JSCT, LLC is an affiliate of Jane Street Capital LLC and Virtu Financial Singapore Pte. Ltd. is an affiliate of Virtu Americas LLC. Each of Jane Street Capital LLC and Virtu Americas LLC is an Authorized Participant. Each of these third parties are, and any other trading counterparty the Trust places orders with will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

SOL, SOL MARKETS AND REGULATION OF SOL

This section of the Prospectus provides a more detailed description of SOL, including information about the historical development of SOL, how a person holds SOL; how to use SOL in transactions; how to trade SOL; the spot markets where SOL can be bought, held and sold; and the SOL OTC market, proof-of-stake concept and proof-of-history concept.

SOL and the Solana Network

SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana network and associated blockchain ledger (the “Solana blockchain” and together, the “Solana network”), which is a decentralized network of computers that operates on cryptographic protocols. While certain entities such as Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation have outsized influence over the Solana network’s development and governance (which was particularly true during the network’s formative years), no single entity owns or operates the Solana network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger. SOL can be used to pay for goods and services, including to send a transaction on the Solana network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana network. Smart contract operations are executed on the Solana blockchain in exchange for payment of SOL. The Solana network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Solana protocol introduced the proof-of-history timestamping mechanism. Proof-of-history is not a consensus mechanism per se, but a cryptographic clock that enables validators to agree on the order of events without extensive communication, thereby increasing throughput. Proof-of-history automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. Proof-of-history is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the bitcoin and ethereum networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. Proof-of-history is a new blockchain technology that is not widely used. Proof-of-history may not function as intended or have unforeseen vulnerabilities or operational challenges. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying proof-of-history, including flaws that affect functionality of the Solana network or make the network vulnerable to attack.

In addition to the proof-of-history mechanism, the Solana network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, may result in a validator being selected less frequently by a consensus of other validators to validate blocks. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.” Together proof-of-history timestamping combined with a proof-of-stake consensus model are intended to enable high throughput and low-latency transaction processing.

History of Solana

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc, a Delaware corporation, which administered the original network launch and token distribution.

Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of the Solana project, the Solana network is believed to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL.

Smart Contracts and Development on the Solana Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Solana network involves building more complex tools on top of smart contracts, such as decentralized applications (“DApps”); organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of May 31, 2025, more than 250 DApps are currently built on the Solana network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Additionally, the Solana network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of May 31, 2025, approximately $8.5 billion was being used as collateral on DeFi platforms using the Solana network.

In addition, the Solana network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Overview of the Solana Network’s Operations

In order to own, transfer or use SOL directly on the Solana network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Solana network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana network of the transaction by broadcasting the transaction data to its network peers. The Solana network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Solana network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, the Solana network introduces proof-of-history, which creates a verifiable historical record that timestamps events, improving network efficiency and enabling faster transaction processing.

Summary of a SOL Transaction

Prior to engaging in SOL transactions directly on the Solana network, a user generally must first install on its computer or mobile device a Solana network software program that will allow the user to generate a private and public key pair associated with a SOL address. The Solana network software program and the SOL address also enable the user to connect to the Solana network and transfer SOL to, and receive SOL from, other users.

Each user’s Solana network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive SOL in a peer-to-peer transaction, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana network software program must validate the transaction with the sender’s associated private key. In addition, since every computation on the Solana network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Solana network software program to the Solana network validators to allow transaction confirmation.

Solana network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transaction requests through peer-to-peer data packet transmission and distribution discussed above.

Upon the addition of a block of SOL transactions, the Solana network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the SOL balance in each party’s Solana network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible.

Some SOL transactions are conducted “off-blockchain” and are therefore not recorded on the Solana blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. If a transaction takes place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Solana network or recorded on the Solana blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana network and do not reflect a movement of SOL between addresses recorded on the Solana blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of SOL ownership is not cryptographically protected by the protocol behind the Solana network or recorded in, and validated through, the blockchain mechanism.

SOL Markets and Exchanges

SOL spot markets hosted on centralized venues typically permit investors to open accounts with the market and then purchase and sell SOL via websites or through mobile applications. Prices for trades on SOL spot markets are typically reported publicly. In general, an investor opening a trading account on such a venue must deposit an accepted government-issued currency into its account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a SOL market and trading SOL is different from, and should not be confused with, the process of users sending SOL from one SOL address to another SOL address on the Solana network. This latter process is an activity that occurs on the Solana network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of SOL in its internal books and records, rather than on the Solana blockchain. The spot market ordinarily does not transfer SOL to the investor on the Solana blockchain unless the investor makes a request to the exchange to withdraw the SOL in its exchange account to an off-exchange SOL wallet.

Outside of the spot markets, SOL can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SOL, investment managers, proprietary trading firms, high-net-worth individuals that trade SOL on a proprietary basis, entities with sizable SOL holdings and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SOL. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via chat or voice—and then one of the two parties will initiate the transaction. For example, a seller of SOL could initiate the transaction by sending the SOL to the buyer’s Solana network address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with accompanying trades on SOL spot markets.

In addition, SOL futures and options trading occurs on exchanges in the United States regulated by the Commodity Futures Trading Commission (the “CFTC”). The market for CFTC-regulated trading of SOL derivatives has developed substantially. Since their launch in March 2025, CME SOL Futures have traded approximately $29.7 million daily through May 31, 2025.

Creation of New SOL

Initial Creation of SOL

Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 500 million SOL were created in connection with the launch of the Solana network. The initial 500 million SOL were distributed as follows:

Investors: 189 million SOL, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.

Solana Foundation: 52 million SOL, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana network.

Solana Labs: 64 million SOL, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.

Community: 195 million SOL, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.

Following the launch of the Solana network, SOL supply initially increased through a progressive minting process.

Proof-of-Stake Process

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work.

Proof-of-History Process

The Solana protocol introduced the proof-of-history, which is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. Proof-of-history is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. Proof-of-history is a new blockchain technology that is not widely used. Proof-of-history may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying proof-of-history, including flaws that affect functionality of the Solana network or make the network vulnerable to attack.

Limits on SOL Supply

The rate at which new SOL supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in SOL supply are expected to vary in the future. At network launch, the SOL circulating supply was 8 million SOL. Between the Solana network launch and December 31, 2024, the circulating supply of SOL increased by roughly 6,000% to approximately 483 million SOL. In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached.

As of May 31, 2025, the SOL supply issuance rate was approximately 4.4% on an annual basis before any offsets for eliminated transaction fees.

Modifications to the SOL Protocol

Historically the Solana network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana network’s source code.

The release of updates to the Solana network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana network’s source code. A modification of the Solana network’s source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent fork could adversely affect an investment in the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Solana network only if accepted by participants collectively having a majority of the processing power on the Solana network.

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize SOL as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for SOL and the utility of the Solana network as a whole. Conversely, projects that operate and are built within the Solana blockchain may increase the data flow on the Solana network and could either “bloat” the size of the Solana blockchain or slow confirmation times.

As of the date of this Prospectus, there are several planned upgrades to the Solana network in various stages of development and implementations:

•

Alpenglow Consensus Protocol: This upgrade aims to significantly improve Solana’s finality (i.e., the time it takes for a transaction to be considered final and irreversible) as well as make the Solana network faster and more responsive. This would potentially enable more complex and latency-sensitive applications. Alpenglow would replace the Solana network’s current Proof of History and Tower BFT systems with newly designed systems.

•

Firedancer Validator Client: The introduction of this new validator client introduces another software from which validators can choose. The client is fully compatible with Solana, meaning no Solana upgrades are required. Firedancer could improve network performance and reliability by offering a new, more robust validator client, which is designed to be more efficient and resilient than other pre-existing clients. Its introduction potentially reduces the risk of the network halting by providing client diversity. If all validators run the same client and that client develops a bug, the network could go down. However, if validators rely on a mix of clients, the risk of one client bug causing a major disruption to the network decreases assuming the other clients remain unaffected and fully functional. Firedancer is currently on the Solana testnet, with a main network launch planned for 2025.

•

Increased Block Space: A variety of optimizations, including the Turbine protocol for block propagation and optimizing memory allocations, aim to double Solana’s block space by 2025. This would allow for more transactions to be processed simultaneously.

Forms of Attack Against the Solana Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana network contains certain flaws. For example, the Solana network is currently vulnerable to a “>50% attack” where, if a party or group were to gain control of more than 50% of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana blockchain. As of May 31, 2025, the top three largest staking pools controlled approximately 11% of the SOL staked on the Solana network. In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and the transfer of the digital assets.

For example, on September 14, 2021, the Solana network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Solana network. For additional information, see the “Risk Factors” section of this Prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties can result in financial penalties (e.g., inactivity leak). Any malicious activity, such as proposing multiple blocks for the same slot, making incorrect attestations or otherwise violating protocol rules, results in the penalization or slashing of staked coins and forced exit from performing validator duties. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.

Validators range from Solana enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or “MEV.” For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering greater transaction fees.

Validators less commonly capture MEV in the Solana network because, unlike the Ethereum network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana validators consistently capture MEV. See “Summary of a SOL Transaction” above.

Staking rewards on the Solana network are determined by the protocol and are distributed to validators and their associated stakers based on the proportion of stake they have delegated to a validator relative to the total active stake in the network. The rewards are funded by inflationary issuance of new tokens and transaction fees collected on the network. The specific amount each validator and staker receives depends on, among other things, their share of the total stake, the validator’s uptime and performance, and the overall network conditions.

The historical range of staking rewards on the Solana network has varied due to differing levels of network congestion and protocol parameters. The actual annualized reward rate has fluctuated over time, reflecting changes in network activity, inflation rates, and protocol adjustments.

Staking rewards on Solana are distributed at regular intervals. At the end of each epoch, with one epoch being roughly 2 days, the reward is calculated. The reward is automatically distributed at the beginning of the subsequent epoch. This regular reward frequency ensures that participants receive their share of rewards in a timely manner, reflecting their contribution to network security and transaction validation.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

The Solana network also supports a growing ecosystem of decentralized applications, including DeFi platforms and non-fungible tokens. Furthermore, SOL investors have sought to earn staking rewards by validating transactions on the Solana network. Such applications and activities require the participants to first acquire SOL as the means of transacting with these applications or rewarding such participants engaged in staking.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer SOL transactions through the direct sending of SOL over the Solana network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of SOL as a means of payment is still developing and has not yet been accepted in the same manner as bitcoin or ether due to its infancy and because SOL has a different purpose than bitcoin and ether.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of SOL. For buying and selling SOL, Binance, Coinbase, Crypto.com, LMAX Digital, and Kraken are some of the largest digital asset trading platforms by volume traded. For storing SOL, the Custodians for the Trust are digital asset custodians that provides custodial accounts that store SOL for users. As SOL continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for SOL.

Competition

Thousands of digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While SOL has enjoyed some success in its limited history, the aggregate value of outstanding SOL is much smaller than that of bitcoin and many other digital assets and may be further eclipsed by the more rapid development of other digital assets. In addition, a number of other digital assets also function as smart contract platforms, including the Ethereum network, the Avalanche network and the Cardano network.

Some industry groups are also creating private, permissioned blockchain versions of digital asset technologies. For example, J.P. Morgan is developing a platform called Onyx, which is described as a blockchain-based platform designed for use by the financial services industry.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including Financial Crimes Enforcement Network (“FinCEN”), SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the SOL futures markets. In addition, because the CFTC has determined that SOL is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for SOL. The CFTC has pursued enforcement actions relating to fraud and manipulation involving SOL and SOL markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving SOL that do not use collateral, leverage, or financing.

In March 2025, the CME, a designated contract market (“DCM”) registered with the CFTC launched new contracts for SOL futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, a DCM is required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of SOL futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; to monitor data from cash markets with respect to price settlements and other SOL prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; to engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have adopted, and may continue in the near future to adopt, laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

•

China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

•

South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

•

The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

•

The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), made its way through the House of Commons and the House of Lords and become law following approval from King Charles III in late 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

•

The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA passed the European Parliament in April 2023 and went into full effect at the end of 2024.

•

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Solana ecosystem in the United States and globally, or otherwise negatively affect the value of SOL held by the Trust. The effect of any future regulatory change on the Trust or the SOL held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices. These drawdowns notwithstanding, digital asset prices increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely.

The price of SOL on public digital asset trading platforms has a limited history, and during this history, has experienced periods of extreme volatility due to several unique factors. Since its launch in 2020, the Solana network has suffered several high-profile network outages and technical issues, which triggered sharp price swings. For example, in September 2021, the Solana network experienced a significant disruption and was offline for 17 hours and only returned to full functionality 24 hours later. This network outage was later attributed to a type of denial of service attack. In 2022, the price of SOL experienced extreme volatility due to the collapse of FTX and Alameda Research and their close association with the Serum protocol, a decentralized exchange on the Solana network. In February 2023, a malfunction caused a validator to transmit an exceptionally large block of SOL, which was several orders of magnitude larger than a standard block, and caused an outage of nearly 19 hours. In February 2024, a bug in Agave (a validator program that is a fork of the original SOL validator program), caused all validators running the program to stall on the validation of a block, which caused a 5 hour outage. The SOL ecosystem has grown rapidly since its creation, especially in its use of DeFi or open finance platforms and launching NFTs on the Solana blockchain. This rapid growth attracted speculative capital, which amplified SOL price movements. Further, SOL exhibits a high degree of concentration in ownership, which increases the susceptibility to large-scale sell-offs. These features, combined with the technical complexity and innovation risk inherent in SOL’s architecture, may result in price movements that are more severe and less correlated with broader digital asset market trends, particularly during periods of network stress or significant ecosystem developments. The development of the Solana network is ongoing and any disruption could have a material adverse effect on the value of SOL and an investment in the Shares.

Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of SOL and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SOL.

Digital assets such as SOL are a relatively new asset class, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as SOL are a relatively new asset class, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, usership, developers and node operators (as described below) and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•

Digital asset networks, including the Solana network, and the software used to operate them are in the early stages of development. Given the recentness of the development of blockchain networks, their associated digital assets may not function as intended and, in turn, parties may be unwilling to use digital assets, which would dampen the potential growth of blockchain networks. Because SOL is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

•

The loss of access to a private key required to access a digital asset may be irreversible. If a private key is lost, and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the digital asset corresponding to that private key.

•

Blockchains are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Solana network, could affect the ability to transfer digital assets, including SOL, and, consequently, their value.

•

The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the node operators in a digital asset network, such as the Solana network, could result in a “fork” in such network’s blockchain, including the Solana blockchain, resulting in the operation of multiple separate networks.

•

Many digital asset networks face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions These attempts to increase the volume of transactions may not be effective.

•

The open-source nature of many digital asset network protocols, such as the protocol for the Solana network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or they may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with those of other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Solana network could damage that network.

•

Moreover, in the past, flaws in the source code for digital asset networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the Solana network could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s SOL, which would adversely affect the value of the Shares. Moreover, functionality of the Solana network may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for SOL. Even if another digital asset other than SOL were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital asset networks and related protocols generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including SOL, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of SOL.

The first digital asset, bitcoin, was launched in 2009. The Solana network launched in 2017. In general, digital asset networks, including the Solana network and other related protocols, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•

SOL is only selectively accepted as a means of payment by retail and commercial outlets, and use of SOL by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for SOL transactions; process wire transfers to or from digital asset exchanges, SOL-related companies or service providers; or maintain accounts for persons or entities transacting in SOL. As a result, the prices of SOL are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept SOL in the future. While the use of other digital assets, such as bitcoin, to purchase goods and services from commercial or service businesses is developing, SOL has not yet been accepted in the same manner because it has a slightly different purpose than bitcoin.

•

Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as SOL, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

•

The prices of digital assets may be determined on a relatively small number of digital asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such digital assets, such as validators or developers, which could contribute to price volatility that makes retailers less likely to accept digital assets in the future.

•

Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. If any such features are introduced to the Solana network, any exchanges or businesses that facilitate transactions in SOL may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

•

Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Solana network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Solana network.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy tokens at a low price and later sell them at a higher price while simultaneously exiting the position. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and digital assets more generally.

Digital asset trading platforms may be exposed to wash-trading.

Digital asset trading platforms may be susceptible to wash-trading. Wash-trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash-trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve a trading platform’s attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their tokens. Results of wash-trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash-trading even on regulated venues. Any actual or perceived false trading on digital asset trading platforms, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL.

To the extent that wash-trading either occurs or appears to occur in digital asset trading platforms, investors may develop negative perceptions about SOL and the digital assets industry more broadly, which could adversely impact the price of SOL and, therefore, the price of the Shares. Wash-trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint led to further volatility in digital asset prices. In January 2025, the SEC launched the Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC’s lawsuit with prejudice, subject to the court’s approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. In May 2025, the SEC voluntarily dismissed its lawsuit against Binance. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants, remain uncertain.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including SOL and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including SOL, which could have a negative effect on the value of SOL, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

A concentrated number of SOL wallets is believed to hold, in aggregate, a significant percentage of the SOL in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of SOL, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of SOL.

Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

Digital asset networks and related protocols are often developed by a diverse set of contributors but are also often developed by identifiable and high-profile contributors. The perception that certain high-profile contributors may no longer contribute to the applicable digital asset network or protocol may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum protocol developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether.

In the event a high-profile contributor to the Solana network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of SOL, which could adversely impact the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries.

Countries such as China, India and Russia have previously taken regulatory action to prohibit certain activities relating to digital assets and may take additional steps to prohibit or otherwise limit the use of digital assets in the future. In addition, countries may impose new or existing regulatory regimes on digital assets that are inconsistent with their intended operation. The imposition of such regulatory regimes on digital assets may have wide ranging implications on the offer, sale, trading, clearing and use of such assets, which may impede their continued adoption. Such regulatory regimes may adversely affect an investment in the Shares.

For example, in the United States, the SEC has been active in asserting its jurisdiction over digital assets. Specifically, the SEC and its staff have taken the position that certain digital assets fall within the definition of a security under the U.S. federal securities laws, beginning with the June 2017 Report of Investigation that concluded that “DAO Tokens” were investment contracts, because they were issued with the purpose of raising funds for investing in digital assets. The bankruptcy filings of FTX, the third largest digital asset trading platform by volume at the time of its filing, and other bankruptcy filings of crypto companies throughout calendar year 2022 increased the regulatory scrutiny of the digital asset industry. In 2023, the SEC charged each of Coinbase and Binance with operating its digital asset trading platform as an unregistered national securities exchange, broker and clearing agency, asserting that certain assets supported on each trading platform are securities. The SEC also brought similar charges against Kraken, alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. While the SEC has dismissed its lawsuit against Binance and entered into joint stipulations with Coinbase and Kraken to dismiss its lawsuits with prejudice, subject to court approval, the final outcome of these lawsuits, and other investigations or enforcement actions with other digital asset market participants (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants remain uncertain. Furthermore, in August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list.

In addition, Congress continues to consider potential legislation designed to comprehensively regulate the digital asset industry in the U.S. If enacted, such new legislation could dramatically restructure the regulatory framework within which digital assets may be offered, sold, traded, cleared and used in the U.S. Such a restructuring could affect the viability of digital assets in the U.S. and accordingly adversely affect an investment in the Shares.

Risks Associated with SOL and the Solana Network

The Solana network and its native digital asset, SOL, are a relatively new technological innovation with a limited operating history.

SOL has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of SOL and, in turn, a limited basis for evaluating an investment in SOL. Although past performance is not necessarily indicative of future result, if SOL had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

The Solana protocol was only conceived in 2017 and the Solana protocol or its proof-of-history timestamping mechanism may not function as intended, which could have an adverse impact on the value of SOL and an investment in the Shares.

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper, and introduced the proof-of-history timestamping mechanism. Proof-of-history is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. Proof-of-history is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by miner or validator confirmations.

Proof-of-history is a new blockchain technology that is not widely used, and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying proof-of-history or the Solana protocol, including flaws that affect functionality of the Solana network or make the network vulnerable to attack. For example, at multiple times during 2022, the Solana network experienced significant disruptions, later attributed to a type of denial of service attack caused by an extreme amount of transaction activity, and was offline for extended periods during these disruptions, ranging from 1.5 to 18 hours.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Solana network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Solana network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Historically, the development of the source code of the Solana network has been overseen by Solana Labs, the Solana Foundation, and other core developers. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Solana network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security, scalability, and decentralization. This is commonly known as the Blockchain Trilemma under which only two of the three ideal blockchain features have been attainable. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. This is one reason why security and decentralization is the most popular pairing. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

As of May 31, 2025, the Solana network handled approximately 65,000 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. Since SOL’s inception, transaction fees on the Solana network have comprised of a fixed rate of 0.000005 SOL per transaction, plus a variable fee component based on the computation resources used during the transaction. SOL holders can also pay an additional prioritization fee to expedite their transaction. Increased fees and decreased settlement speeds could preclude certain uses for SOL (e.g., micropayments), and could reduce demand for, and the price of, SOL, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement or throughput of Solana network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares. Any of the foregoing could adversely affect the price of SOL or the value of the Shares of the Trust.

If a malicious actor or botnet obtains control of more than 50% of the validating stake on the Solana network, or otherwise obtains control over the Solana network through its influence over core developers or otherwise, such actor or botnet could manipulate the Solana blockchain, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana network contains certain flaws. For example, the Solana network is currently vulnerable to several types of attacks, including:

•

“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the staked SOL, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

•

“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain, on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending, and fraudulent block propagation, potentially for an extended period or even permanently.

•

“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the staked SOL, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks. The Solana network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked SOL to vote in favor in order to finalize transactions and add blocks to the Solana blockchain.

The success of these types of attacks depends on the malicious actor’s ability to gather an enormous amount of SOL and other resources, which serves as the primary practical defense of the network. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the validating power on the Solana network, it may be able to alter the Solana blockchain on which transactions in SOL rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana network or the Solana community did not reject the fraudulent blocks as malicious, reversing any changes made to the Solana blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Solana network, which could negatively impact the value of SOL and the value of the Shares.

Although there are no known reports of malicious control of the Solana network, if groups of coordinating or connected SOL holders that together have a more than 50% of outstanding SOL, were to stake that SOL and run validators, they could exert authority over the validation of SOL transactions. This risk is heightened if such amount of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of SOL, the feasibility of a malicious actor obtaining control of the validating power on the Solana network will increase, which may adversely affect the value of SOL and the value of the Shares.

A malicious actor may also obtain control over the Solana network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana network, the risk that a malicious actor may be able to obtain control of the Solana network in this manner exists. Moreover, it is possible that a group of SOL holders that together control more than 50% of outstanding SOL are in fact part of the initial or core developer group, or are otherwise influential members of the Solana community. To the extent that the initial or existing core developer groups also control more than 50% of outstanding SOL, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana network will be even greater and, should this materialize, it may adversely affect the value of the Shares.

If validators exit the Solana network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Solana network more vulnerable to a malicious actor obtaining control of a large percentage of staked SOL, which might enable them to manipulate the Solana blockchain by censoring or manipulating specific transactions, as discussed previously. If the Solana blockchain suffers such an attack, the price of SOL could be negatively affected, and a loss of confidence in the Solana network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana network may adversely affect an investment in the Trust.

Any name change and any associated rebranding initiative by the core developers of SOL may not be favorably received by the digital asset community, which could negatively impact the value of SOL and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on SOL. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of SOL and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for SOL or cause a wider loss of confidence in the Solana network, either of which could have an adverse impact on the value of SOL.

Smart contracts are programs that run on a blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana networks led to a $320 million theft of Ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers siphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of SOL.

In some cases, smart contracts can be controlled by one or more “admin keys,” users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits SOL or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Solana network, and smart contracts relating to DeFi applications currently represent a significant source of demand for SOL. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally makes adverse changes to a smart contract or to the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt or locked up, or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, may contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana network and represent a significant source of demand for SOL, public confidence in the Solana network itself could be negatively affected, such sources of demand could diminish, and the value of SOL could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Solana network less attractive.

Validation on the Solana network requires SOL to be transferred into smart contracts on the underlying blockchain network not under the control of the person who owns such SOL. If the Solana network source code or protocol were to fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such transferred (i.e., staked) SOL may be irretrievably lost. In addition, the Solana network’s underlying protocol dictates requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly. In addition, the Solana network dictates requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly.

The Solana network’s sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the validation of blocks with invalid transactions. On the Solana network, slashing generally operates by social consensus, rather than being automatically hardwired into the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a SOL node is maliciously trying to violate safety rules and 0% during routine operation. There is currently no automatic slashing in the Solana network. Rather, for regular consensus, after a safety violation, the Solana network will halt. The validators will analyze the data prior to the halt and figure out who was responsible and propose that the stake of the malicious actors responsible for the safety violation should be slashed after restart, typically 100%. Separately, as part of the “activating” and “de-activating” or “cooling down” processes of staking, staked SOL will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana network’s proof-of-stake consensus protocol. “De-activating” is the request to exit from the active set and no longer participate in the Solana network’s proof-of-stake consensus protocol. As part of these “activating” and “de-activating” processes of staking on the Solana network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors. However, depending on demand, un-staking can take between one to several “epochs” to complete. An epoch is approximately two days long on the Solana network.

The Solana network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of SOL. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana network’s adoption or the price of SOL. Any disruption of validation on the Solana network could interfere with network operations and cause the Solana network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease. The limited liquidity during the “activation” or “de-activation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Solana network, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Solana network, and their associated digital assets - including the SOL held by the Trust - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended; could lead to outright failure to function entirely causing a total outage or disruption of network activity; or could cause them to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or will perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

SOL is a novel digital asset with a limited trading history, and the market for SOL is significantly smaller and less liquid than the markets for more established crypto assets such as bitcoin and ether, which underlie other currently available exchange-traded products. According to data from CoinMetrics’ trusted exchanges for the 30-day period ending June 30, 2025, the average daily trading volume for SOL was approximately $1.89 billion, compared to bitcoin’s average daily trading volume of approximately $9.9 billion and ether’s average daily trading volume of approximately $6.6 billion. The total market capitalization of SOL is approximately $93.7 billion, whereas bitcoin and ether have market capitalizations of approximately $2.13 trillion and $300.6 billion, respectively.

Due to the smaller size and lower liquidity of the SOL market, it may be more difficult to execute large trades without significantly impacting the market price. For example, a large order in the SOL market may represent a higher percentage of the average daily trading volume compared to a similar order in the bitcoin or ether markets, increasing the risk of price slippage and market disruption. In periods of market stress or volatility, these risks may be further exacerbated, making it more challenging to liquidate positions at desired prices or to find suitable counterparties at a reasonable cost.

The Trust’s investment in SOL is highly concentrated, and the large size of the positions that the Trust may acquire could further increase the risk of illiquidity. If the Trust needs to liquidate its SOL holdings, it may incur greater losses than would be expected in more liquid markets such as those for bitcoin or ether. Any market disruption or illiquidity in the SOL market could therefore have a material adverse effect on the value of the Trust’s shares.

Risks associated with staking activities.

The Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Node Operator will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana network. As a result of the Sponsor utilizing staking activity services of the Custodians, the Trust expects to receive certain staking rewards of SOL, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. There can be no guarantee that the Trust’s staking activities will result in any amount of rewards. The Node Operator exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodians will maintain exclusive possession and control of the private keys associated with any staked SOL at all times. The amount of SOL the Trust may receive as reward for its staking activity can vary significantly over time. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. As of the date of this Prospectus, no slashing penalty has ever been assessed on the Solana network. While the Sponsor does not expect the activities of the Node Operator to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that the Sponsor will manage.

Staking activity comes with a risk of loss of SOL. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or SIPC member institutions. The staked assets may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Node Operator to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodians’ liability to the Trust for the actions of the Node Operator is limited, and the Custodians may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

Additionally, the Solana Network implements “activation” and “exit” buffer periods moderating when stakers can unstake and withdraw their stake. This prevents malicious actors from performing an attack and withdrawing before funds are slashed and preserves network stability. “Activation” is the funding of a validator to be included in the active set, being forward selected for attestations and block proposals. “Exit” is the request to exit from the active set and no longer be selected for attestations or block proposals. As part of these “activating” and “exiting” processes of Solana staking, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. The exiting of a staked SOL position takes one “epoch”, which is generally approximately 2 days but in some circumstances may take longer based on Solana network activity. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods. These methods may result in less than all of the Trust’s SOL being staked, which would reduce the amount of staking rewards received by the Trust and the value of Shares. See “The Trust’s Staking Program—Process of Unstaking” and “—Liquidity Risk Management.”

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use PoS as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the 1933 Act and the 1934 Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the 1933 Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement were erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. The Sponsor believes that the Trust’s staking activities is of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of federal securities laws.

There may be periods when less than 100% of the Trust’s SOL is staked, which may impact returns to Shareholders.

The Sponsor seeks to maximize the amount of the Trust’s SOL staked with one or more Node Operators, subject to reserving SOL at its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (see “The Trust’s Staking Program—Liquidity Risk Management”). Despite these efforts, circumstances beyond the Sponsor’s control may result in less than 100% of the Trust’s SOL being staked at certain times. When this occurs, Shareholders may not receive the full benefits associated with having all of the Trust’s SOL staked. As a result, an investment in the Trust may differ from directly holding SOL and directly staking SOL.

The Node Operator may not optimally execute the staking activities.

The Trust relies on the resources of the Node Operator to facilitate the Sponsor’s staking activities through the Custodians. The Node Operator will provide the hardware, software and services necessary for the Custodians to deposit SOL into a validator node. The hardware and software utilized by the Node Operator may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Node Operator to effectively execute the staking activities. The Sponsor will have no ability to supervise or direct the conduct the Node Operator.

In addition, the Trust will bear the Staking Fees. The payment of the Staking Fees will reduce the portion of the staking rewards generated by the staking activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Sponsor were to administer its own staking activities without the assistance of third-party service providers.

Spot markets on which SOL trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Digital asset trading platforms are relatively new and, in some cases, unregulated or may not be complying with existing regulations. Several digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance.

In the U.S., digital asset trading platforms may not be subject to, or may not comply with, regulations governing the operation of national securities exchanges or designated contract markets. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Furthermore, because these platforms are largely unregulated or may not be complying with existing regulations, there is an increased risk of fraud, manipulation and other malfeasance on these platforms, both by malicious third-party actors and the platforms’ own personnel. For example, persons with access to trade order information on a digital asset trading platform may use such information to “front-run” those orders, which may go undetected in part due to the lack of regulations requiring those platforms to adopt deterrence mechanisms.

Outside the U.S., digital asset trading platforms may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports may indicate that the digital asset trading platform market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset trading platform market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset trading platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets, including SOL, and/or negatively affect the market perception of digital assets, including SOL. As a result, the marketplace may lose confidence in digital asset trading platform, including prominent exchanges that handle a significant volume of SOL trading.

The SOL market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many SOL trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of SOL on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash-trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins” (for more information, see “Prices of SOL may be affected by stablecoins, the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

In addition, over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset trading platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with the attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, failure or security breaches may reduce confidence in the Solana network and result in greater volatility or decreases in the prices of SOL. Furthermore, the closure or temporary shutdown of a digital asset trading platforms used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset trading platform’s failure could adversely affect the value of the Shares.

Furthermore, some spot markets, including both centralized and decentralized venues, lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as SOL on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

A lack of stability in the SOL spot markets, including as a result of any manipulation of SOL spot markets and the termination or suspension of spot market operations due to fraud, operational failures, cybersecurity breaches, or violations or alleged violations of laws and regulations, may reduce confidence in SOL generally and result in greater volatility in the market price of SOL and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a SOL spot market may impact the Trust’s ability to determine the value of its SOL holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares.

Momentum pricing.

The value of a single unit of SOL as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of SOL, and, in turn, an investment in the Trust.

Some market observers have asserted that the SOL market is experiencing a “bubble” and have predicted that, in time, the value of SOL will fall to a fraction of its current value, or even to zero. SOL has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Irrevocable nature of blockchain-recorded transactions.

SOL transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a SOL or a theft of SOL generally will not be reversible, and the Trust may not be capable of seeking compensation for or return of any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s SOL could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third-party or is incapable of identifying the third-party that has received the Trust’s SOL through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred SOL. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The loss or destruction of a private key required to access SOL may be irreversible.

Digital assets, including SOL, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third-party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the SOL held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s SOL holdings are stolen, including from or by the Custodians, the Trust could lose some or all of its SOL holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s SOL would adversely affect the value of the Shares.

A disruption of the internet may affect Solana network operations, which may adversely affect the SOL industry and an investment in the Trust.

The Solana network relies on the Internet. A significant disruption of Internet connectivity could disrupt the Solana network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. Moreover, it is possible that as SOL increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Solana network, participants may lose faith in the security of SOL, which could affect SOL’s value and consequently the value of the Shares.

Any future attacks that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of an investment in the Shares.

Decentralized governance of the Solana network could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Solana network, is achieved through voluntary consensus and open competition. In other words, while the development of the Solana network is overseen by the Solana Foundation and Solana Labs, the Solana network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect SOL’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Solana network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of SOL.

To the extent lack of clarity in corporate governance of the Solana network leads to ineffective decision- making that slows development and growth, the value of the Shares may be adversely affected.

A temporary or permanent “fork” could adversely affect the value of the Shares.

The Solana network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SOL adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SOL running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to siphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as Ethereum Classic with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of SOL at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Solana network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of Ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of SOL at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash network to launch Zclassic, a substantially identical version of the Zcash network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash network launch on October 28, 2016. A clone may also adversely affect the price of SOL at the time of announcement or adoption.

A future fork in or clone of the Solana network could adversely affect the value of the Shares or the ability of the Trust to operate.

The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.

Network Forks.

The Solana network is open source, meaning that any user can download the software, modify it and then propose that the users and validators of SOL transactions adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the Solana network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of the network running in parallel, yet lacking interchangeability. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

The only digital asset that will be held by the Trust is SOL. By investing in the Trust rather than directly in SOL, Shareholders forgo potential economic benefits associated with forks. If SOL were to fork into two digital assets, the Trust may hold, in addition to its existing SOL balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana network (other than what the Sponsor determines to be SOL). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Air Drops.

SOL may become subject to an occurrence similar to a fork, which is known as an “air drop.” In an air drop, the promotors of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Air drops are not included in the Index under its current methodology. See “Prospectus Summary – Fidelity Solana Reference Rate.”

The Index does not track air drops involving SOL. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets air dropped to holders of SOL. By investing in the Trust rather than directly in SOL, Shareholders forgo potential economic benefits associated with air drops. Any change to the Trust’s policy on air dropped assets would require the Trust to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

In the event of a hard fork of the Solana network that results in the spinoff of another network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

The only digital asset that will be held by the Trust is SOL. In the event of a hard fork of the Solana network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Solana network, is generally accepted as the Solana network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Solana, the developer roadmap, users of block space (available capacity within a block to store data and execute code) including services and businesses, suppliers of block space (i.e., validators) and their associated incentives, and other constituencies, as well as other non-fundamental factors, the Solana network, the Custodians’ ability and willingness to support the fork, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodians, other service providers, the Index Provider, cryptocurrency exchanges, or other market participants on what is generally accepted as SOL and should therefore be considered “SOL” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana network (other than what the Sponsor determines to be SOL). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Flaws in source code for digital asset networks could adversely affect the value of SOL and other digital assets.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying SOL could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal SOL held by others, which could adversely affect the demand for SOL and therefore adversely impact the price of SOL and the value of the Shares. Even if another digital asset other than SOL were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including SOL, and therefore adversely affect the value of the Shares.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of SOL and other digital assets.

Central banks in various countries have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, SOL and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, SOL. As a result of any of the foregoing factors, the value of SOL could decrease, which could adversely affect an investment in the Trust.

Prices of SOL may be affected by stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to certain risks that stablecoins pose to the SOL market. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be backed by a fiat currency, such as the U.S. dollar, commodities, such as gold, or other digital assets. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity could have a dramatic impact on the broader digital asset market, including the market for SOL. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including SOL), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the SOL market, and affect the value of SOL, and in turn impact an investment in the Shares.

For example, because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Questions about the sufficiency of the backing of certain stablecoins has caused the prices for such stablecoins to fluctuate, which fluctuations may affect the price of SOL. For example, some have argued that the issuance of Tether has been used to artificially increase demand for digital assets, thereby inflating its price. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the SOL market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for SOL. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins; operational issues with stablecoins (for example, technical issues that prevent settlement); concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including SOL); regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins; or the removal or migration of prominent stablecoins away from the Solana network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the SOL market, and affect the value of SOL, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in SOL could have a negative impact on the price of SOL and adversely affect the value of the Shares.

As of May 31, 2025, SOL was the sixth largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of May 31, 2025, the digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $3,287.2 billion (including the approximately $95 billion market cap of SOL), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. SOL faces competition from a wide range of digital assets, including bitcoin and ether. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Solana network. In addition, SOL is supported by fewer trading platforms than more established digital assets, such as bitcoin and ether, which could impact its liquidity. In addition, the Solana network is in direct competition with other smart contract platforms, such as the Ethereum, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, SOL, and thereby adversely affect the value of the Shares.

Investors may also invest in SOL through means other than the Shares, including through direct investments in SOL and other financial vehicles, including securities backed by or linked to SOL and digital asset financial vehicles similar to the Trust. In particular, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded spot SOL products, among other digital asset vehicles, several of which have applications pending before the SEC or that have already received SEC approval. Whether the Trust is successful in maintaining its scale and achieving its intended competitive position may be impacted by a range of factors, including the Trust’s timing in entering the market relative to competing spot SOL exchange-traded products and its fee structure relative to those competing products. The Trust’s competitors may offer a more liquid secondary market for their shares, and/or may charge a substantially lower fee than the Sponsor Fee or expense ratio now or in the future. If the Trust fails to continue to maintain or grow sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the shareholders.

Furthermore, the Trust may fail to continue to attract adequate liquidity in the secondary market due to such competition, resulting in a small number of Authorized Participants willing to make a market in the Shares, which in turn could result in the Shares trading at a significant premium or discount for extended periods. Likewise, market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to gain exposure to SOL through other vehicles, rather than the Trust.

In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of SOL are formed and represent a significant proportion of the demand for SOL, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding SOL, could negatively affect the Index price and NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Large-scale sales or distributions could significantly reduce the price of SOL and adversely affect the value of the Shares.

Some entities hold large amounts of SOL relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of SOL and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of such digital assets, including SOL, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of SOL and adversely affect an investment in the Shares.

SOL does exhibit a degree of concentration in ownership, meaning a relatively small number of individuals or entities hold a substantial portion of the total SOL supply. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of SOL, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of SOL.

Congestion or delay in the Solana network may delay purchases, sales or transfers of SOL by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the blockchain. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the blockchain. Any delay in the blockchain could affect the Authorized Participant’s, or the Authorized Participant Designee’s, ability to buy or sell SOL at an advantageous price resulting in decreased confidence in the blockchain. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Solana network and the value of the Trust would be adversely affected.

If the digital asset award or transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators may demand high transaction fees, which could negatively impact the value of SOL and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the SOL blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•

Over the past several years, digital asset validating operations have evolved from individual users validating with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, digital asset validators are more likely to immediately sell digital assets earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

•	A reduction in the digital assets staked by validators on the Solana network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “If a malicious actor or botnet obtains control of more than 50% of the validating stake on the Solana network, or otherwise obtains control over the Solana network through its influence over core developers or otherwise, such actor or botnet could manipulate the Solana blockchain, which would adversely affect the value of the Shares or the ability of the Trust to operate.”

•

Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana blockchain or a software upgrade automatically charges fees for all transactions on the Solana network, the cost of using SOL may increase and the marketplace may be reluctant to accept SOL as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana network and force users to pay higher fees, thus reducing the attractiveness of the Solana network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana network, the value of SOL and the value of the Shares.

•

To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for SOL with Authorized Participants.

•

During the course of the block validation processes, validators exercise the discretion to select bundles of transactions within a block. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically selecting bundles of transactions during block production to prioritize transactions associated with higher transaction fees and MEV capture. In blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as Jito, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front-running that can have negative repercussions on DeFi users. A “sandwich attack” involves placing two transactions—one before and one after—a large, detected trade to exploit the resulting price movement. Unlike Ethereum, Solana lacks a public mempool, making it harder to detect pending user transactions. However, validators can choose to run clients like Jito or Paladin, which support MEV strategies that may enable sandwich attacks. For instance, searchers can submit bundles of transactions with precise ordering, allowing them to surround a vulnerable trade if detected. In the context of MEV, “front-running” is said to occur when a user spots an unexecuted transaction and awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction. Since Solana doesn’t have a public mempool, validators and bots have limited visibility to unexecuted, or pending, transactions. Combined with Solana’s fast block times and parallel execution model, this makes it hard to detect and exploit user trades in real time. However, that doesn’t mean front-running is impossible. If a validator operates colludes with a bot, for example, it could potentially observe and front-run transactions. By running Jito or similar clients, validators have access to structure MEV systems where searchers submit bundles of ordered transactions to validators through an auction system. Validators select, or bid for, the most profitable bundles (based on transaction fees and MEV capture). Considering searchers determine the ordering, front-running is possible. As of 2025, up to 5 transactions can be in a bundle for Jito. The transactions in a bundle must be executed atomically and in sequence, meaning if one transaction fails, the entire bundle does not get processed. Note, these MEV technologies, in this case Jito, can also offer user protections like front-running flags and protected order flow to mitigate risks. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Solana network in general. In addition, it’s possible regulators or legislators could enact rules that restrict practices associated with MEV, which could diminish the popularity of the Solana network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of SOL and the value of the Shares.

If the Solana network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in SOL could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of SOL and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Solana network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in SOL could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and SOL could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Solana network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Solana network and/or adversely affect the price of SOL, the attractiveness of the Solana network and an investment in the Shares of the Trust.

The Trust and the Sponsor, acting on behalf of the Trust, directly interact with (i) parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws (i.e., Authorized Participants and/or financial institution counterparties) and/or (ii) Authorized Participant Designees.

The Authorized Participants are registered broker-dealers or other financial institutions that are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA, including the obligation to conduct due diligence on their customers (including but not limited to their Authorized Participant Designees).

When the Trust and the Sponsor, acting on behalf of the Trust, buy or sell, as applicable, SOL, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Trust will not hold any SOL except those that have been delivered by the Trust’s SOL trading counterparties, Authorized Participants, or the Authorized Participant Designees, in connection with creation requests.

If the Sponsor, the Trust, or an Authorized Participant were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, and such Authorized Participant would be at increased risk of potential criminal or civil lawsuits.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in SOL and, consequently, the Trust, is speculative. The price of SOL is volatile, and market movements of SOL are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of SOL.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SOL holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of SOL.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of SOL per share.

Different from directly owning SOL.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased SOL directly. The differences in performance may be due to factors such as fees, transaction costs, proceeds from staking activities, and index tracking risk. Investors will also forgo certain rights conferred by owning SOL directly, such as the right to claim air drops. See “Risk Factors – The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

Index tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Index, the cost to the Trust of complying with various new or existing regulatory requirements or rewards generated by staking activities.

Liquidity risk.

The Trust’s and an Authorized Participant’s, or its Authorized Participant Designee’s, ability to buy or sell SOL may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that a SOL spot market or governmental authority may suspend or restrict trading in SOL altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting SOL or other issues affecting counterparties. SOL is a new asset with a very limited trading history. Therefore, the markets for SOL may be less liquid and more volatile than other markets for more established products.

The value of the Shares may be influenced by a variety of factors unrelated to the value of SOL.

The value of the Shares may be influenced by a variety of factors unrelated to the price of SOL and the SOL exchanges included in the Index that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

•

Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of SOL have been developed specifically for this product;

•

The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•

The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•

Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Solana network may increase the potential for SOL to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

An Authorized Participant’s, or its Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

An Authorized Participant’s, or its Authorized Participant Designee’s, purchase of SOL in connection with Basket creation orders may cause the price of SOL to increase, which will result in higher prices for the Shares. Increases in the SOL prices may also occur as a result of SOL purchases by other market participants who attempt to benefit from an increase in the market price of SOL when baskets are created. The market price of SOL may therefore decline immediately after Baskets are created.

Selling activity associated with sales of SOL by an Authorized Participant, or its Authorized Participant Designee, in connection with redemption orders may decrease SOL prices, which will result in lower prices for the Shares. Decreases in SOL prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of SOL by an Authorized Participant, or its Authorized Participant Designee, may have on the price of SOL, sales and purchases of SOL by similar investment vehicles (if developed) could impact the price of SOL. If the price of SOL declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their SOL exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient SOL liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of SOL, wide spreads between prices quotes on different SOL trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to SOL may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded SOL futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of SOL and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of SOL may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying

SOL may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In addition, the Trust’s NAV and the price of a Basket Deposit (as defined below) could rise or fall substantially between the time a purchase order is submitted by an Authorized Participant and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant. Such price movements may further frustrate efforts to effectively seize arbitrage opportunities. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of SOL, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying SOL held by the Trust or sell Shares at a price lower than the value of the underlying SOL held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded SOL products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets with the Trust. The Trust may have a limited number of financial institutions that act as Authorized Participants, none of which are obligated to engage in creation and/or redemption transactions. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded SOL products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. There is no guarantee that the Trust will be able to attract Authorized Participants. Furthermore, decisions by Authorized Participants to reduce their role with respect to market making or creation and redemption activities during times of market stress, or a decline in the number of Authorized Participants due to decisions to exit the business, bankruptcy, competing products in the same asset class or other factors, could inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Trust’s SOL and the market price of the Shares. To the extent that other Authorized Participants do not step forward to engage in creation and redemption orders, there may be a significantly diminished trading market for the Shares or the Shares may trade at a discount (or premium) to NAV and possibly face trading halts and/or de-listing.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of SOL and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Solana blockchain, thefts can be difficult to trace, which may make SOL a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Index Provider, the Transfer Agent, the Distributor, the Administrator, or the Custodians) or a Node Operator have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s SOL held in the Trust’s account with the Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s SOL or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodians have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s SOL may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s SOL could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s SOL. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodians, the private keys (and therefore SOL) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of SOL are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodians have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodians’ actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s SOL. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s SOL.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of the Custodians. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s SOL is held in a cold storage wallet with the Custodians pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodians utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s SOL from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodians employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodians are responsible for their own negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s SOL and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Trust’s Custodians could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If a Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of a Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. Anchorage Digital is national trust bank regulated by the Office of the Comptroller of the Currency. BitGo is a trust company organized under the laws of the state of South Dakota and is subject to the supervision of South Dakota Division of Banking. Coinbase Custody is a trust company organized under the laws of the state of New York and is subject to the supervision of New York State Department of Financial Services. The Custodial Services Agreements for Trust assets contain an agreement by the parties to treat the SOL credited to the Trust as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Custodians will serve as a securities intermediary with respect to such assets. Further, the Custodians have agreed to hold Trust assets for the benefit of the Trust as the entitlement holder, such assets will not be commingled with the Custodians’ proprietary assets. While other types of assets held in a similarly-segregated manner have been deemed not to be part of the asset custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as a Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to a Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of such Custodian, and that customers of such Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of such Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of a Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit a Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting a Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of SOL by the Sponsor to effectuate subscriptions for cash and the selling of SOL to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s SOL. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of SOL. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with SOL and digital assets. By concentrating its investment strategy solely in SOL, any losses suffered as a result of a decrease in the value of SOL can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before purchasing the Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) an Authorized Participant’s, or its Authorized Participant Designee’s, ability to transfer SOL in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Solana network; (3) the SOL market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which SOL trades, resulting in the inability of such Authorized Participant, or its Authorized Participant Designee, to execute intended portfolio transactions; and (6) accounting standards.

The amount of SOL represented by the Shares may decline over time.

Each outstanding Share represents a fractional, undivided interest in the SOL held by the Trust. The Trust transfers SOL to pay for the Sponsor Fee and other liabilities. Therefore, the amount of SOL represented by each Share may gradually decline over time if the Sponsor Fee and other liabilities are not fully offset by income generated by the Node Operators’ staking activities. This is also true with respect to Shares that are issued in exchange for additional deposits of SOL over time, as the amount of SOL required to create Shares proportionally reflects the amount of SOL represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant SOL price and insufficient income to offset the Sponsor Fee and other liabilities of the Trust, the trading price of the Shares is expected to gradually decline relative to the price of SOL as the amount of SOL represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of SOL represented by the Shares may occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of SOL.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving SOL more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s SOL.

The Sponsor could decide to replace a Custodian as a custodian of the Trust’s SOL, or a Custodian may cease providing the custodial services necessary for the Trust’s normal operations. For example, one or more of the Trust’s Custodians may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with such Custodian to another party will likely be complex and could subject the Trust’s SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. In addition, because the Trust utilizes the services of the Custodians to conduct staking activities, replacement of a Custodian could cause the Trust to forgo staking income until the staking activities can be reinstituted with another Custodian.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s SOL.

Limited recourse.

The Custodians have limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its SOL and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the negligence, willful misconduct or fraud of the Custodians. In addition, the Custodians are generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodians’ policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodians to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodians are generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodians or any system failure (other than a system failure caused by the negligence, willful misconduct or fraud of the Custodians or the Custodians’ affiliates), that prevents the Custodians from fulfilling their obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any Fidelity index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Calculation Agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Index.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodians.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without violating the applicable standard of conduct for each agreement such parties enter into. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the SOL holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding SOL. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of SOL. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its SOL and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer SOL may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its SOL. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

SOL has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the SOL market, including advancements in the underlying technology, changes to SOL may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which SOL is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase, sale or staking of SOL. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to SOL. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to SOL, including staking, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the SOL held by the Trust and, consequently, on the market value of SOL.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

•

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

•	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•

the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

•

Fidelity Product Services LLC, the Index Provider of the Fidelity Solana Reference Rate, Fidelity Distributors Company LLC, the Distributor of the Trust, and Fidelity Service Company, Inc., the Administrator of the Trust, are all affiliates of the Sponsor, and as such the Sponsor is disincentivized from replacing them as the Trust’s service providers;

•	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

•

affiliates of the Sponsor may start to have substantial direct investments in and stake SOL, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

•	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust; and

•

The Sponsor will utilize the services of the Custodians to stake the Trust’s SOL with one or more Node Operators, which will entitle the Sponsor to receive and retain a portion of staking rewards that could create an incentive for the Sponsor to favor or continue staking activities in the future.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares immediately after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase.

The exclusive jurisdiction for certain types of actions and proceedings clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

Risks Associated with the Index and Index Pricing

The Index was developed by an affiliate of the Sponsor, the Index Provider. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the spot markets that contribute prices to the Trust’s NAV. Any such changes could affect the present, past and expected levels of the Index and could adversely affect performance of the Index. The Index Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of SOL in the future. The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. By investing in the Trust, Shareholders will have no rights against the Index Provider or any other persons that have discretion over the Index, even though these entities administer, oversee and determine the Index.

Pricing sources used by the Index are digital asset spot markets that facilitate the buying and selling of SOL and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of SOL may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of SOL used in Index calculations and, therefore, could adversely affect the level of the Index.

The Index is based on various inputs which include price data from various third-party SOL spot markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change index.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Index at any time, with notice to the Shareholders, if investment conditions change or the Sponsor believes that another index or standard better reflects the price of SOL. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “Calculation of NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the VWMP of SOL used for the calculation of the Index as of the time of such valuation.

Using a VWMP methodology and price feeds from eligible SOL spot markets, the Index intends to represent the U.S. dollar value of one SOL every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. As such, the VWMP methodology used to determine the NAV may not be reflective of market events and other developments that occur after its pricing window and thus this methodology may not be reflective of the then-available market price of SOL in periods between its calculation. Additionally, as the methodology references a median price, it may not reflect the price of SOL available for the Trust to transact on any single spot market. The Sponsor does not intend, and disclaims any obligation, to determine whether the methodology used to determine the level of the Index accurately reflects the value of SOL or the price at which market transactions in SOL could be readily effected at any given time.

Because the NAV of the Trust will be based almost entirely on the value of the Trust’s SOL portfolio as determined by such VWMP methodology, and subscriptions and redemptions are processed based on the NAV of the Trust, if the methodology does not reflect the market value of SOL at a given time, subscription and redemption transactions will be effected at prices that may adversely affect the Trust.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SOL holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of SOL.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of SOL per Share.

Shareholders also should note that the size of the Trust in terms of total SOL held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s SOL holdings or SOL holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

As SOL and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The SEC had charged certain large U.S. digital asset trading platforms of supporting trading and settlement of securities in violation of the U.S. federal securities laws. Specifically, the SEC alleged that these exchanges are operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. Although the SEC has not alleged that SOL is a security, the outcome of these enforcement actions and others may result in the substantial restructuring of the digital asset market in the United States. Moreover, until these actions are resolved, the structure of the digital asset market in the United States will remain subject to substantial regulatory risk, which may impact the demand for digital assets and the continued availability of existing exchanges and offerings. The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over SOL or SOL spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts the price of digital assets, including SOL.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and SOL held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of SOL or any other digital asset as a “security” or how SOL or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain digital asset-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether SOL that has been associated with such addresses in the past can be easily sold. These “tainted” digital assets may trade at a substantial discount to untainted digital assets. Reduced fungibility in the SOL markets may reduce the liquidity of SOL and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of SOL and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of September 30, 2025, only California, Louisiana and Rhode Island has adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

Several other bills have advanced through Congress to curb crypto as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in cryptocurrency. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop crypto-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (CANSEE) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other cryptocurrency companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and SOL, specifically.

The SEC has previously taken the view that SOL is a “security,” and a final determination that SOL or any other digital asset is a “security” may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider bitcoin or ether to be securities, and does not currently consider bitcoin to be a security. In addition, the SEC, by action through delegated authority approving the exchange rule filings to list shares of trusts holding ether as commodity-based ETPs, appears to have implicitly taken the view that ether is not a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. On the other hand, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities.

In June 2023, the SEC brought the Binance Complaint and the Coinbase Complaint, alleging violations of a variety of securities laws. In its complaints, the SEC asserted that several digital assets, including SOL, are securities under the federal securities laws. In addition, in November 2023, the SEC brought charges against Kraken, alleging that Kraken operated as an unregistered securities exchange, brokerage and clearing agency, and in its complaint the SEC again asserted that various digital assets are securities under the federal securities laws. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. In February 2025, Coinbase announced that it had reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants, remain uncertain.

Whether a digital asset is a security, or offers and sales of a digital asset are securities transactions, under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in such laws. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security or the offer and sale of a digital asset is a securities transaction by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security or a particular offer and sale of a digital asset qualifying as a securities transaction under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve, though recent arguments advanced in litigation may suggest that the SEC no longer believes the status of a digital asset can change over time.

Any enforcement action by the SEC or a state securities regulator asserting that SOL or transactions in SOL are a security, or securities transactions, respectively, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of SOL, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset or transactions in that digital asset are determined to be a security or securities transactions, respectively, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset or transactions in that digital asset are a security or securities transactions, respectively, by the SEC or another regulatory authority may have similar effects.

In addition, if SOL is determined to be a security by a federal court or transactions in SOL are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the 1940 Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that the Trust’s assets include securities or the Trust’s transactions in digital assets constitute securities transactions, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. If the SEC or a federal court were to determine that SOL is a security or transactions in SOL are securities transactions, it is likely that the value of the

Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that SOL is a security or transactions in SOL are securities transactions, the Trust itself may be terminated and, if practical, its assets liquidated.

SOL’s initial manner of sale closely resembles that of certain digital assets found to be securities, and a determination that SOL is a “security” may adversely affect the value of SOL and an investment in the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Through enforcement actions and other statements, the SEC and its staff have taken the position that a digital asset’s initial manner of sale may be a key factor in determining whether that digital asset was a security, at least at the time of the digital asset’s delivery as part of that sale. This has meant that many blockchain startups that have offered digital assets to the public in the form of initial coin offerings, also known as ICOs, have been found to have engaged in illegal unregistered distributions of securities. One variant of an ICO involves a digital asset being sold through a Simple Agreement for Future Tokens (a “SAFT”). Under a SAFT, a purchaser agrees to contribute funds to enable the development of a digital asset network in exchange for an agreement by the developer to deliver digital assets in the future, once the network becomes operational. The legal theory behind the SAFT is that, while the SAFT itself may be an “investment contract” and thus a “security” under the federal securities laws (and is therefore typically offered in reliance on an exemption from registration), the tokens themselves should not be securities at the time of their delivery because at that time the network will be operational and the tokens will have real consumptive uses, rather than representing an investment to fund the initial development work.

The SEC has cast doubt on the legal argument underpinning the SAFT structure, and has litigated in federal court at least two significant enforcement actions involving digital assets sold under SAFTs, arguing in each case that the digital assets sold under the SAFTs, and not just the SAFTs themselves, were securities. In March 2020, the SEC obtained a preliminary injunction barring Telegram Group, Inc. from conducting an unregistered distribution of digital assets known as Grams, on the grounds that Grams were securities under the federal securities laws, notwithstanding the fact that they had been sold under a SAFT. Telegram Group ultimately agreed to return $1.2 billion to investors and to pay a $18.5 million civil penalty. Similarly, in September 2020 the SEC won a motion for summary judgment against Kik Interactive, Inc., persuading the court that Kik Interactive’s sale of digital assets, called Kin, through a SAFT structure should be integrated with Kik Interactive’s separate public sale of Kin (which the court held to be illegal), as the sales were conducted using the same marketing efforts, involved the same asset, and were conducted very close in time to one another. Kik Interactive ultimately agreed to pay a $5 million civil penalty. The SEC in December 2020 filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that Ripple Labs and its executives raised over $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. Multiple digital assets the SEC alleged to be securities in the Coinbase, Binance and Kraken Complaints were first sold to the public in similar circumstances or ICOs. Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to “investment contracts” under the Howey test.

Solana Labs, Inc., the developer of the Solana network and the creator of SOL, used a SAFT to distribute approximately 38% of the total supply of SOL and certain individuals and entities associated with Solana Labs, Inc. continue to distribute SOL. SOL’s distribution through a SAFT shares several characteristics with other offerings of digital assets through SAFTs, including those conducted by Telegram Group, Kik Interactive and Ripple Labs that the SEC argued were used to effect the illegal unregistered public distribution of a security. While there are reasonable grounds on which SOL may be distinguished from Grams, Kin and XRP, SOL has certain characteristics that mean that the risk of the SEC or a court finding SOL to be a security is greater than the risk that digital assets like bitcoin or ether would be found to be securities. For example, although SOL is decentralized in certain respects, a significant amount of SOL remains under the control of the Company. Even though SOL does not have an official developer, the degree of control retained by Solana Labs, Inc. is such that either may be viewed by a regulator as continuing to play a material role in the development of SOL, which could adversely affect any argument that SOL is not a security. In addition, even setting aside SOL’s initial manner of offering, a significant portion of demand for digital assets is generated by speculators and investors, not necessarily by those looking to use digital assets for consumptive purposes. If the Solana network cannot retain users and demonstrate that its primary consumptive use case for SOL is serious and viable, this could also increase the risk that SOL is determined to be a security.

If SOL is determined to be a “security” or transactions in SOL are determined to be securities transactions under federal or state securities laws by the SEC or a state regulatory agency, or in a proceeding in a court of law or otherwise, it will have material adverse consequences for SOL and an investment in the Shares. If SOL or transactions in SOL are determined to be a security or a securities transaction, it is likely to become difficult or impossible for SOL to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which could in turn materially and adversely affect the trading value, liquidity, market participants’ ability to convert SOL into U.S. dollars and general acceptance of SOL and cause users to migrate to other digital assets. As such, any determination that SOL or transactions in that digital asset are a security under federal or state securities laws may adversely affect the value of SOL and, as a result, an investment in the Shares.

The SEC may approve applications under Rule 19b-4 of the Exchange Act to list competing digital assets as exchange-traded products, which could reduce demand for, and the price of, SOL and adversely impact the value of the Shares.

To date, the SEC has only approved applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products which primarily hold bitcoin and ether. However, applications for competing digital assets have been filed and are currently pending, and there can be no guarantee the SEC will not one day approve any such application. If applications to list spot digital asset exchange-traded products, other than those which hold SOL, are approved, to the extent such competing digital asset exchange-traded products come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, SOL could be reduced. Such reduced demand could in turn negatively affect the Index Price and the NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the Commodity Exchange Act.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of SOL and related products and services continues to evolve, may take many different forms and will, therefore, impact SOL and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for SOL businesses to provide services, which may impede the growth of the SOL economy and have an adverse effect on consumer adoption of SOL. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of SOL’s status as not being a security, changes to regulations surrounding SOL futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over SOL, the Solana network, SOL trading, or related activities impacting other parts of the digital asset market, may adversely impact SOL and therefore may have an adverse effect on the value of your investment in the Trust.

Digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including SOL. The effect of any existing regulation or future regulatory change on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect SOL, particularly with respect to SOL spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of SOL, and, in turn, the value of the Shares.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which SOL is treated. While the SEC has not officially affirmed that SOL is not a security under U.S. federal securities laws, public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicate that such officials do not believe that SOL is a security; however, more recently, statements by other SEC officials have shown reluctance to agree with that assessment Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If SOL is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for SOL’s utility as a means of exchange and accordingly for its continued adoption. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Specifically, the Trust and the Sponsor may be subject to additional regulatory requirements including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of an anti-money laundering program, the submission of certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur Extraordinary Expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties or other remediation, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of SOL or the sale of SOL to pay Trust expenses or facilitate redemption transactions, as well as any amounts received in connection with staking, if applicable. The Trust does not anticipate making distributions to Shareholders (but is permitted to do so under the terms of the Trust Agreement), so any tax liability that a

Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of SOL to fund cash redemptions or cash distributions (if made) are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the SOL and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust that is sold to fund the redemption. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in kind will not generally be taxed on the distribution in kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of SOL and transactions involving SOL for United States federal income tax purposes may change.

Under current IRS guidance, SOL is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in SOL in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which SOL is exchanged and the taxpayer’s basis in the SOL. However, because SOL is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of SOL may have a negative effect on prices of SOL and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SOL. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of SOL and transactions involving SOL for state and local tax purposes is not settled.

Because SOL is a new technological innovation, the tax treatment of SOL for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of SOL for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of SOL may have negative consequences, including the imposition of a greater tax burden on investors in SOL or the imposition of a greater cost on the acquisition and disposition of SOL generally. Any such treatment may have a negative effect on prices of SOL and may adversely affect the value of the Shares.

SOL staking may result in adverse tax consequences for Shareholders.

The staking of the Trust’s SOL is expected to result in the Trust’s receipt of amounts received in connection with staking in the form of additional SOL. Any such rewards are expected to be treated as ordinary income for U.S. federal income tax purposes. If the Trust does not make distributions, the Trust’s receipt of rewards derived from SOL staking activities could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income or taxable income effectively connected with a U.S. trade or business. Staking rewards may be subject to U.S. withholding if such rewards were treated as derived from sources within the U.S. The U.S. federal income tax treatment of staking may change from that described in this Prospectus, possibly with retroactive effect.

The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. If staking is treated for U.S. federal income tax purposes as a passive ministerial and administrative activity, it should be permissible for the Trust. Because the treatment of staking in a grantor trust is still developing, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.

The Trust’s staking program may constrain the ability of the Trust to satisfy redemption requests or current obligations.

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will regain completed control over the Trust’s SOL within two days of instructing the Custodians to unstake or “exit” the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trusts regaining complete control of its SOL in time to satisfy its current obligations. In such circumstances, the Trust’s inability to meet redemption redemptions requests or meet current obligation may cause increased selling pressure in the secondary market for the Trust’s Shares which could lead to substantial discounts in the secondary market price for the Shares from the Trust’s NAV per Share.

In order to manage this risk, the Sponsor may consider a number of options to manage the liquidity of the Trust’s assets in times of stress, including a temporary extension of the settlement timeline for redemption orders or a temporary suspension of redemption orders. The Sponsor may also rely on other means of managing liquidity in the future such as the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender) in its sole discretion. While the Sponsor believes that it provides viable options to protect the Trust, there can be no guarantee that its implementation to manage the liquidity of the Trust’s assets will be fully protective of the Trust. The Sponsor will only seek to engage in staking activities to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

A hard “fork” of the Solana blockchain could result in Shareholders incurring a tax liability.

Except for cash temporarily held to pay Trust expenses, facilitate redemption transactions, or received in creation transactions, the Trust will only invest in SOL. The Trust has no obligation to claim a digital asset created by a fork of the Solana network. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana network (other than what the Sponsor determines to be SOL). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement requires that if, despite abandoning such digital asset, the Trust receives or claims a forked asset, the Sponsor will cause the forked asset to be sold and have the proceeds distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked or air dropped asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “FSOL.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the SOL spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

SOL is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where SOL trade. In a highly volatile market, or if one or more spot markets supporting the SOL market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in SOL markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include, but is not limited to, situations where the Trust is unable to transact in SOL or where the Trust is unable to value its SOL holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the SOL in the Trust’s SOL custody account at the Custodians due to technical or operating issues at the Trust or the Custodians. Such disruptions may have an effect on overall SOL liquidity or cause price spreads of SOL to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Furthermore, in connection with an In-Kind Creation Order (as defined below), if an Authorized Participant Designee fails to deliver SOL in accordance with the Trust’s creation and redemption procedures as described herein and in the relevant Authorized Participant Agreement, the Sponsor may convert such In-Kind Creation Order to a Cash Creation Order. In such an event, an Authorized Participant will be solely responsible for delivering the Basket Cash Amount to the Trust.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Index is not available or the Sponsor determines, in its sole discretion, that the Index should not be used, the Trust’s SOL investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. SOL valued using techniques other than those employed by the Index, including SOL investments that are “fair valued,” may differ from the value established by the Index.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND SOL PRICES

Overview of the Trust

The Trust is an exchange-traded product that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of SOL, as measured by the performance of the Index, adjusted for the Trust’s expenses and liabilities, plus an amount based on the staking rewards associated with SOL. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust holds SOL and values its Shares daily based on the same methodology used to calculate the Index. Pursuant to the Trust’s investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators (which may include the Custodians or their affiliates), except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize LSTs or purchase staked SOL from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. The Trust is sponsored by FD Funds Management LLC, a wholly-owned subsidiary of FMR LLC.

The Sponsor believes that the Trust provides a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use SOL by investing in the Trust’s Shares rather than purchasing, holding and trading SOL directly. An alternative would require selecting and using a SOL spot market and establishing and funding a digital asset account.

Description of the Index Construction and Maintenance

The Index is designed to reflect the performance of SOL in U.S. dollars. The Index is constructed using SOL price feeds from eligible SOL spot markets and the VWMP methodology, calculated every 15 seconds based on VWMP exchange data over rolling sixty-minute increments to develop a SOL price composite. The Index methodology was developed by the Index Provider and is monitored by the Index Committee.

Eligible spot markets include all U.S. digital asset trading platforms and/or regulated digital asset trading platforms selected by the Index Committee. Such markets will be evaluated quarterly, and the final selections will be made on the third Friday of March, June, September, and December or during market disruptions where a market review is warranted, as determined by the Index Committee. New exchanges that meet the eligibility requirements will be considered for inclusion at the quarterly review once there is one week of pricing data available. The current SOL spot markets included in the Index calculation are Bitstamp, Coinbase, Crypto.com, Gemini, Kraken and LMAX Digital. As further described below, the Sponsor and the Trust reasonably believe each of these digital asset trading platforms maintain practices and policies designed to comply with AML and KYC regulations.

•

Bitstamp in the U.S. is a digital asset exchange operated by Bitstamp USA, Inc., a Delaware corporation and wholly-owned subsidiary of Bitstamp Ltd., which operates a Luxembourg-based exchange. Bitstamp USA is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in applicable U.S. states.

•

Coinbase is a digital asset exchange operated by Coinbase, Inc., which is incorporated in Delaware, registered as a money services business with FinCEN, and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states.

•

Crypto.com is a cryptocurrency trading platform headquartered in Singapore. It provides a platform for trading, investing, and using cryptocurrencies. In North America, Crypto.com is registered as a Money

Services Business with FINTRAC in Canada and FinCEN in the United States. It also holds Money Transmitter Licenses across various U.S. states. In Europe, the company received approval from the UK’s Financial Conduct Authority in August 2022 and operates under the Electronic Money Institution license in several European Economic Area countries.

•

Gemini is a digital asset exchange operated by Gemini Trust Company, LLC, a New York limited purpose trust company regulated by the NYDFS, which is registered as a money services business with FinCEN and holds state licenses to engage in money transmission, or the state equivalent, in applicable U.S. states.

•

Kraken is a digital asset exchange operated in the United States by Payward Ventures, Inc., which is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states.

•

LMAX Digital is a Gibraltar based exchange regulated by the Gibraltar Financial Services Commission as a DLT provider for execution and custody services. LMAX Digital is part of LMAX Group, a U.K-based operator of an FCA-regulated Multilateral Trading Facility and Broker-Dealer.

The Index Committee may from time to time add or remove other digital asset trading platforms from the Index calculation without prior notice to the Trust or the Shareholders, and the Trust will not notify Shareholders of any such addition or removal unless the addition or removal is deemed material by Sponsor in light of all the facts and circumstances. In addition, the Index Committee reviews the Index every six months for potential updates needed to account for the evolution and maturation of the digital assets industry. The below table reflects the average closing sixty-minute window of trading volume in SOL and market share of the SOL-U.S. dollar trading pairs of each of the digital asset trading platforms included in the Index as of and for the three-month period ending on May 31, 2025, using data reported by the Index Provider:

Digital asset trading platforms included in the Index as of May 31, 2025	Volume (USD)	Market Share
Coinbase	$9,092,744.85	62.28%
Crypto.com	$1,867,064.750	12.79%
Kraken	$1,612,306.90	11.04%
Bitstamp	$711,603.40	4.87%
Gemini	$420,810.95	2.88%
LMAX Digital	$314,844.83	2.16%

Total	$14,019,375.67	96.03%

The Index is calculated using a volume-weighted median price approach. The Index market value is the volume-weighted median price of SOL in U.S. dollars over the previous sixty minutes (i.e., the time window between 3:00 p.m. EST and 4:00 p.m. EST), which is calculated by (1) ordering all individual transactions on eligible spot markets over the previous sixty minutes by price, and then (2) selecting the price associated with the 50th percentile of total volume. The following example is for illustrative purposes only is not representative of the actual price or trading data of SOL:

Trades within sixty-minute window at May 31, 2025 close sorted by price
Amount	Market	Price	UTC time	Ascending Volume Share	Descending Volume Share
0.00000223251	crypto.com-sol-usd-spot	156.53	2025-05-31 19:00:00.011000+00:00	0.000223%	100.000000%
0.0000673415	crypto.com-sol-usd-spot	156.53	2025-05-31 19:00:01.402000+00:00	0.006957%	99.999777%
0.00000107003	coinbase-sol-usd-spot	156.53	2025-05-31 19:00:01.465571+00:00	0.007064%	99.993043%
...
0.001680764	kraken-sol-usd-spot	157.71	2025-05-31 19:39:57.136773+00:00	50.022846%	50.145230%
0.003217409	kraken-sol-usd-spot	157.71	2025-05-31 19:39:57.136773+00:00	50.344587%	49.977154%
0.0000697658	kraken-sol-usd-spot	157.71	2025-05-31 19:40:16.538134+00:00	50.351563%	49.655413%
...
0.00000849475	coinbase-sol-usd-spot	158.06	2025-05-31 19:32:03.541674+00:00	99.998821%	0.002029%
0.00000661869	coinbase-sol-usd-spot	158.06	2025-05-31 19:32:03.543576+00:00	99.999483%	0.001179%
0.00000517227	coinbase-sol-usd-spot	158.07	2025-05-31 19:32:03.522649+00:00	100.000000%	0.000517%

In this example, the 50th percentile of total volume lies within the volume share at a price of $157.71.

As the Index is calculated as a price return, it does not track forks or air drops involving SOL. Accordingly, the Trust will not normally hold forked or air dropped assets, as further described below in “Risk Factors – The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

The Index methodology and constituent digital asset trading platforms may be changed from time to time at the discretion of the Index Provider without Shareholder approval. For example, if the Index Provider determines that there have been material efforts to manipulate the price of SOL on a constituent digital asset trading platform or that the data feeds from such trading platform are unreliable, the Index Provider may remove such trading platform for the Index methodology. To the extent that such changes to the methodology result in a more limited set of constituent digital asset trading platforms, there is an increased risk that the price of SOL used in Trust’s calculation of NAV would deviate from the price quoted on digital asset trading platforms not included within the Index methodology. Shareholders will be notified of changes to the Index methodology only if the Sponsor determines that such changes are material with respect to an investment decision regarding the Shares. Once it has actual knowledge of material changes to the Index methodology, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports. The current Index methodology and constituent digital assets are available on the Index Provider’s website at i.fidelity.com/indices. The information on or available through any such website is not deemed incorporated in this Prospectus and does not form part of this Prospectus.

The use of the Index is designed to eliminate from the NAV calculation pursuant to which the Trust prices its Shares those SOL spot markets with indicia of suspicious, fake, or non-economic volume. In addition, the use of eligible SOL spot markets is designed to mitigate the potential for idiosyncratic market risk, as the failure of any individual SOL spot market in and of itself should not materially impact pricing for the Trust. Moreover, any attempt to manipulate the NAV would require a substantial amount of capital distributed across a majority of the eligible spot markets, and potentially coordinated activity across those markets, making it more difficult to conduct, profit from, or avoid the detection of market manipulation. The Sponsor believes that this is especially true in a well-arbitraged and distributed market, as the Index Provider believes the SOL market to be.

In addition to the above safeguards, the Index is calculated using a VWMP methodology and price feeds from eligible SOL spot markets. The Index is designed to represent the U.S. dollar value of one SOL every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. The use of rolling sixty-minute increments means a malicious actor would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review from the spot market or regulators, or both. The use of a “median” price by its nature limits the ability of outlier prices that may have been caused by attempts to manipulate the price on a particular market, to impact the NAV, as it systematically excludes those prices from the NAV calculation.

Coin Metrics, Inc. is the third-party, independent calculation agent for the Index. The Index is not sold, endorsed, sponsored, promoted or supported in any other manner by the Calculation Agent nor does Calculation Agent offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index price. The Calculation Agent’s only relationship to the Index Provider with respect to the Index is the licensing of the Index, certain trademarks, service marks and trade names of Coin Metrics, Inc., and the provision of the calculation services related to the Index.

The Calculation Agent does not guarantee the accuracy, timeliness and/or the completeness of any data supplied by it or any data included therein. The Calculation Agent shall not be subject to any damages or liability for any errors, omissions, or delays therein. The Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the data supplied or any data included therein. Without limiting any of the foregoing, in no event whatsoever shall the Calculation Agent be liable for any special, incidental, indirect, punitive, or consequential damages (including, but not limited to, loss of profits, trading losses, lost time, or goodwill) even if the Calculation Agent has been notified of the possibility of such damages.

The Trust is authorized under a License Agreement with the Index Provider to use the Index in connection with the Trust’s operation and the offering of the Shares. The Index Provider may terminate the License Agreement at any time for any or no reason.

The Sponsor may, in its sole discretion, choose to substitute the Index or Index Provider. The Sponsor may do so, for example, if it determines that the Index no longer reliably reflects the price of SOL or if the Index is no longer available. The Trust will notify Shareholders of any such change in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S STAKING PROGRAM

Overview of the Staking Program

Pursuant to its secondary investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (as defined below). The Node Operator will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s SOL on the Solana network. As a result of the Sponsor utilizing staking activity services of the Custodians, the Trust expects to receive certain staking rewards of SOL, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. The Node Operator exercises no discretion as to the amount the Trust’s SOL to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodians will maintain exclusive possession and control of the private keys associated with any staked SOL at all times. Staking activity comes with a risk of loss of SOL, including in the form of “slashing” penalties. As of the date of this Prospectus, no slashing penalty has ever been assessed on the Solana network. Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that the Sponsor will manage.

Determination of Staked Amounts

Pursuant to the Trust’s investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake.

Process of Staking

When the Trust receives SOL and the Sponsor has determined to reserve such SOL, the Sponsor will instruct the Custodians to engage a Node Operator. Upon a Custodian engaging a Node Operator, the Node Operator will facilitate the staking transaction on the Solana Network, where the SOL is delegated to the Node Operator’s validator node. The Node Operator is charged with running the node efficiently and securely to maximize the staking rewards. This process involves the Custodian “signing” the transaction with the private keys associated with the Trust’s SOL, which authorizes the transaction. The private keys will never leave the Custodians’ possession or control and will not be known to the Node Operator. As the validator participates in the Solana Network’s consensus process, it expects to earn rewards of additional SOL.

Process of Unstaking

If the Sponsor determines to reduce the amount of the Trust’s SOL dedicated to the Trust’s staking program, the Sponsor will initiate an unstaking request through a Custodian. The Custodian will instruct the applicable Node Operator to unstake the staked SOL. The Node Operator processes the unstaking request by submitting a transaction to the Solana Network, which effectively reverses the delegation of the SOL from the applicable validator node.

Solana has a cooldown period known as the “deactivation period,” which is the time it takes for the unstaked SOL to become fully liquid. During this period, the tokens are not actively earning rewards, but they are also not yet available for transfer or use. The length of this period can vary based on network conditions but is generally expected to be 48 hours or less. Once the cooldown period is complete, the Trust will have complete control over the SOL, including the ability to sell the SOL or transfer it in connection with redemption orders.

Allocation of Staking Rewards

Staking rewards generated by the Trust’s staking program will be subject to fees shared among several parties. The amounts owed or paid to the Node Operator, the Custodians, and the Sponsor are collectively referred to as the “Staking Fees”. The Staking Fees will equal 15% of the amount of staking rewards received by the Trust. The Staking Fees will reduce the amount of SOL rewards that are generated from the Trust’s staking program that are retained by the Trust. The remainder of the staking rewards will be deployed into the staking program, transferred out or sold in connection with the redemption of Baskets, or transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

The Node Operators

The Custodians, in consultation with the Sponsor, are responsible for the implementation of the Trust’s staking program, including establishing the arrangements with the Node Operators, and neither the Trust nor the Sponsor will have any direct contractual relationship with the Node Operators. In determining the amount and percentage of the Trust’s SOL to allocate to each Node Operator, the Sponsor will consider (i) the Sponsor’s assessment of the safety and security policies and procedures of each Node Operator, (ii) each Node Operator’s reputation and experience in implementing similar staking programs, (iii) the technology used by each Node Operator, (iv) the concentration of the Trust’s SOL at each Node Operator, and (v) any other factor the Sponsor deems relevant in making the allocation determination. As of the date of this prospectus, the Sponsor intends to instruct the Custodians to deploy the Trust’s SOL with following Node Operators:

•

Coinbase: Coinbase Crypto Services, LLC is a subsidiary of Coinbase Global, Inc., which operates as a leading digital asset exchange and financial services provider in the United States. Coinbase Crypto Services, LLC is a Delaware limited liability company. Coinbase is a major node operator on various proof-of-stake blockchains and provides regulated crypto services for both individuals and institutions, enabling them to buy, sell, trade, and store digital assets.

•

Figment: Figment is a blockchain infrastructure and services provider organized in Canada, specializing in staking services for institutional and individual investors. The company offers a comprehensive suite of tools and services designed to facilitate participation in proof-of-stake networks. Figment’s staking services include secure node operation, governance participation, and rewards optimization, allowing clients to earn staking rewards while maintaining control over their assets. Additionally, Figment provides analytics and reporting tools to help users monitor their staking performance and make informed decisions.

Liquidity Risk Management

Pursuant to the rules of the Exchange, because the Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL, the Trust is required to maintain written liquidity risk policies and procedures reasonably designed to address the risk that the Trust could not meet requests to redeem Shares without significant dilution of remaining Shareholders’ interests in the Trust. Accordingly, the Sponsor has adopted a liquidity risk management program (the “Liquidity Program”) that provides a variety of mechanisms to monitor and manage the liquidity of the Trust’s assets. The following is a summary of considerations under the Liquidity Program, which is available in full at the Trust’s website at www.fidelity.com. The Sponsor will only seek to engage in staking activities to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes.

Oversight and Administration

The Liquidity Program includes policies and procedures designed to enable the Trust to assess, manage, and periodically review liquidity risk. The Sponsor considers the liquidity of the Trust’s portfolio investments during normal and reasonably foreseeable stressed conditions, including whether the size of the positions held could adversely affect the ability to liquidate, sell, transfer, or assign the portfolio investment to cash without a significant change in the value of the investments. The Sponsor also considers short-term and long-term Shareholder flow projections which could impact liquidity risk. The Sponsor reviews holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources, to the extent applicable, and structural and operational characteristics of exchange-traded products generally.

The Sponsor has established a Fair Value and Liquidity Risk Management Committee (“Valuation and Liquidity Committee”) to oversee and administer the Liquidity Program. The Valuation and Liquidity Committee is a cross-functional body comprised of senior officers and employees of Fidelity as well as various operational and oversight groups whose duties relate to the Liquidity Program. The Valuation and Liquidity Committee shall conduct a review the Liquidity Program annually. The annual review shall address (1) the operation of the Liquidity Program including an assessment of the adequacy and effectiveness of implementation of the Liquidity Program, (2) the operation and adequacy and effectiveness of the Liquidity Program in making assets available to meet redemption requests, and (3) any material changes to the Liquidity Program.

Liquidity Classifications

The Trust is responsible for classifying the liquidity of each of the portfolio investments or portions of the portfolio investments held by the Trust. The Trust may classify investments taking into account relevant market, trading, and investment-specific considerations, as well as market depth. As part of the “bonding” and “unbonding” processes of staking, any staked portion of an investment will be inaccessible for a period of time determined by a range of factors. Therefore, there can be no guarantee that such process will be completed in time to satisfy the Trust’s current redemption obligations. Nevertheless, each portfolio investment held by the Trust is classified based on the time to liquidate, sell, transfer, or assign the portfolio investment or portions of the portfolio investment without the disposition significantly affecting the market value of the investment.

When classifying an investment or portion of an investment, the Trust may consider various factors, including, but not limited to, (1) the nature of the investment and the market in which it trades, (2) the existence of an active trading market, (3) the number, diversity, and quality of prospective purchasers and available trading platforms in the marketplace, including if applicable, DeFi applications, (4) the frequency, volume, and volatility of trade and price quotations, (5) bid-ask spreads, (6) restrictions on trading or transferring the investment including the temporary loss of the ability to transfer or dispose of the investment resulting from staking activities, and (7) engagement of software and application development community, as well as the impact on software upgrades that may change the nature of an investment.

Portfolio Composition

Subject to the Liquidity Program and considering the liquidity classifications assigned to the Trust’s investments, the Trust must maintain a portion of its investments as readily available to facilitate foreseeable Shareholder redemption requests, pay Trust expenses, or protect the Trust and its assets.

The Sponsor will determine a minimum amount of the Trust’s net assets that must be invested in assets readily available to meet redemption requests. Assets that are readily available to meet redemption requests include cash and cash equivalents, and any investment or portion of an investment reasonably expected to be able to be liquidated, sold, transferred, or assigned within the Trust’s established redemption distribution period, without the conversion or disposition significantly changing the market value of the investment. To the extent the Trust encounters extremely stressed market conditions beyond those that were reasonably foreseeable, the Sponsor will review those conditions to consider whether to adjust the Trust’s minimum amount of invested assets that are readily available to meet redemption requests. Portfolio investment liquidity classifications and asset minimums are monitored, including daily testing and advisement on oversight and corrective actions in the event available assets fall below the required minimums.

Liquidity Sources

As part of the Liquidity Program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit. The Trust’s access to and use of such liquidity sources are considered by the Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. As of the date of this prospectus, the Trust has not entered into any line of credit.

Suspension of Redemptions

The Trust may, in its discretion and subject to the Liquidity Program, suspend the right of creation or redemption or postpone the redemption or purchase settlement date for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of Shareholders. See “Creation and Redemption of Shares – Delivery of Redemption Distribution.”

Open-Market Activities

The Trust may exchange its staked SOL for an amount of unstaked SOL. In such transactions, the SOL trading counterparty facilitating such trade will generally deliver an amount unstaked SOL that is less than the amount of staked SOL Trust has delivered in exchange, with such spread representing the SOL trading counterparty’s compensation. While such spreads are generally expected to be de minimis in relation to the Trust’s overall assets, any such spread charged by a SOL trading counterparty will reduce the amount of SOL represented by a Share and the value of Shares.

CALCULATION OF NAV

For purposes of calculating the Trust’s NAV per Share, the Trust’s holdings of SOL are valued using the same methodology as used to calculate the Index. The Index is constructed using SOL price feeds from eligible spot markets and the VWMP methodology, calculated every 15 seconds based on VWMP market data over rolling sixty-minute increments.

The Sponsor believes that use of the Index mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed elsewhere in this Prospectus, the fact that there are multiple SOL spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various markets.

Since the Index is intended to represent the U.S. dollar value of one SOL every 15 seconds based on VWMP spot market data over rolling sixty-minute increments, malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times across markets, potentially triggering review. This extended period also supports Authorized Participant activity by capturing volume over a longer time period, rather than forcing Authorized Participants to mark an individual close or auction. The use of a median price eliminates the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) protects against attempts to manipulate the NAV by executing a large number of low-dollar trades, because any manipulation attempt would have to involve a majority of global spot SOL volume in a narrow window to have any influence on the NAV.

The Trust’s NAV per Share is calculated by:

•	taking the fair market value of its total assets based on the volume-weighted median price of SOL used for the calculation of the Index;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until after 4:00 p.m. EST. The pause after 4:00 p.m. EST provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor were to identify an incidence of unusual pricing, the Sponsor may determine to either alert the Index Provider to the issue and seek a correction or select an alternative pricing source. Such an event could lead to a public correction being issued by the Index Provider and/or a delay in publication of the Trust’s NAV for such day. The Sponsor established the Valuation and Liquidity Committee to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern the fair valuation process and the activities of the Valuation and Liquidity Committee. If the Valuation and Liquidity Committee determines in good faith that the Index does not reflect an accurate SOL price, then the Valuation and Liquidity Committee will instruct the Administrator to employ an alternative method to determine the fair value of the Trust’s assets. In determining an alternative fair value method, the Valuation and Liquidity Committee generally considers such criteria as observable market-based inputs, including market quotations and last sale information from third-party pricing services and/or trading platforms on which SOL are traded. The Valuation and Liquidity Committee’s selection of third-party pricing services used considers the qualifications, experience, and history of the pricing services and whether their valuation methodologies and procedures are reasonably designed to produce prices that reflect fair value under the prevailing market conditions. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the NAV of the Trust. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. In the event of a material change, the Sponsor will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, as applicable.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, a third-party financial data provider will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated based on the Trust’s SOL holdings and any other assets expected to comprise that day’s NAV calculation. The third-party financial data provider will use the Blockstream Crypto Data Feed Streaming Level 1 as the pricing source for the spot SOL. The Blockstream Crypto Data Feed Streaming Level 1 calculates an average of current SOL price levels of the SOL trading platforms that are available on its feed. The SOL trading platforms included in the Blockstream Crypto Data Feed Streaming Level 1 include Bitfinex, Bitstamp, and Gemini. The Trust will provide an IIV per Share updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular trading hours of 9:30 a.m. to 4:00 p.m. EST (“Regular Trading Hours”). The IIV disseminated during Regular Trading Hours should not be viewed as an actual real-time update of the NAV, which will be calculated only once at the end of each trading day as described herein. The IIV will be widely disseminated on a per Share basis every 15 seconds during Regular Trading Hours through the facilities of the consolidated tape association (CTA) and Consolidated Quotation System (CQS) high speed lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for SOL on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for SOL, which will be either the market the Trust normally transacts in for SOL or, if the Trust does not normally transact in any market or such market suffers an operational interruption and is unavailable, determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities. The unadjusted quoted price utilized for SOL is expected to be utilized for staked SOL as restrictions on staked SOL are a characteristic of the Trust’s SOL holdings rather than a characteristic of SOL itself.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on March 20, 2025, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to an Amended and Restated Trust Agreement, as further amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on August 23, 2019.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of SOL or cash represented by the NAV of the Baskets being created or redeemed. The total amount of SOL or cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust pays the Sponsor an annual unified fee of 0.25% of the Trust’s SOL Holdings (the “Sponsor Fee”). The Trust’s “SOL Holdings” is the quantity of the Trust’s SOL plus any cash or other assets held by the Trust represented in SOL as calculated using the Index price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in SOL as calculated using the Index price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor has agreed to waive the entire Sponsor Fee for a period of six months beginning on the date the Trust first issues Shares following the effectiveness of the Trust’s registration statement. The Administrator calculates the Sponsor Fee in respect of each day by reference to the prior day’s SOL Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee accrues daily in SOL and be payable monthly in SOL or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of SOL to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

In addition to the Sponsor Fee, the Trust will bear the Staking Fees, which the Sponsor, Custodians, and Node Operator will each receive from the proceeds of the Node Operator’s staking activities that the Trust receives from the Solana network. The total amount of the Staking Fee will equal 15% of all staking rewards received by the Trust. The Trust’s NAV will reflect the amount of SOL the Trust is entitled to under its staking activities after deduction of accrued but unpaid Staking Fees. For a complete description of the Staking Fees, see “The Trust’s Staking Program – Allocation of Staking Rewards.”

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes and the Staking Fees, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Distributor, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Index Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of SOL, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of SOL to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of SOL in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of SOL to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of SOL to pay such expenses. The Trust will seek to transfer SOL at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in SOL, the amount of SOL transferred or sold may vary from time to time depending on the actual sales price of SOL relative to the Trust’s expenses and liabilities (e.g., if the price of SOL falls, the amount of SOL needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell SOL, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells SOL, the Sponsor seeks quotes from its SOL trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of SOL incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•

the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•

a United States regulator requires the Trust to shut down or forces the Trust to liquidate its SOL or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

•

any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of SOL for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s SOL assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying SOL holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor does not exercise day-to-day oversight over the Trustee, the Custodians or the Node Operators, or the Index Provider. The Sponsor, or its agent, develops a marketing plan for the Trust, prepares marketing materials regarding the Shares of the Trust, and exercises the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of FMR LLC. At present, the primary business activities of FMR LLC and its subsidiaries are: (i) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (ii) the provision of securities brokerage services; (iii) the management and development of real estate; and (iv) the investment in and operation of a number of emerging businesses. FMR LLC and its subsidiaries have significant experience sponsoring exchange-traded funds, and the Sponsor has managed several digital asset-focused funds since its formation in 2019. The Sponsor is also the sponsor of the Fidelity Wise Origin Bitcoin Fund, an exchange-traded product that seeks to track the performance of bitcoin, and the Fidelity Ethereum Fund, an exchange-traded product that seeks to track the performance of ether.

The principal office of the Sponsor is:

FD Funds Management LLC

245 Summer Street

Boston, MA 02210

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodians, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Custodians

The Custodians are responsible for safekeeping all of the SOL owned by the Trust. The Custodians were selected by the Sponsor. The Sponsor has responsibility for opening the SOL Accounts with the Custodians. In addition, the Custodians facilitate the transfer of SOL required for the operation of the Trust.

The Transfer Agent

State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

State Street also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-SOL assets of the Trust.

Index Services

The Index Provider, an affiliate of the Sponsor, is responsible for analyzing SOL market data relating to the calculation and maintenance of the Index. Coin Metrics, Inc. is the third-party, independent calculation agent for the Index.

The Distributor

The Distributor is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodians keep custody of the Trust’s SOL. The Trust’s SOL are held in segregated accounts opened in the name of the Trust on the Custodians’ books and records. Under the Custodial Services Agreements, the Custodians maintains the Trust’s SOL in segregated wallets separate from the assets of other customers of the Custodians.

Key Generation

Private keys are generated by the Custodians in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

Key Storage

The Custodians hold all of the Trust’s SOL in cold storage. Private keys are stored on secure devices that are not and never have been connected to the internet so that they are resistant to being hacked.

The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodians and are kept confidential by the Custodians for security purposes. Transactions out of cold storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the Solana network can be executed, as signed using the private keys held offline in cold storage.

The Custodians also maintains geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication.

Security Procedures

The Custodians are the custodians of the Trust’s private SOL in accordance with the terms and provisions of the Custodial Services Agreements. Transfers from the SOL Accounts require certain security procedures, including authorization controls to validate client requests and private key security procedures for SOL network transaction signing as described above. Authorization controls may include usernames, passwords, two-step verification, and telephone call-backs to ensure proper authorization of transaction requests from the Sponsor or its authorized agents.

Transfers of SOL to the SOL Accounts will be available to the Trust once processed on the Solana network, subject to successful completion of processes required by the Custodians.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreements provide that a Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodians will determine in their sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodians will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodians’ books and records for the Trust’s account. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the Custodians regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

Staked SOL

The Sponsor will stake, or cause to be staked, all of the Trust’s SOL with one or more Node Operators, except for SOL reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program. Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s SOL, there is no minimum percentage the Trust is required to stake. The Custodians will maintain exclusive possession and control of the private keys associated with any staked SOL at all times. However, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors.

Allocation of SOL

In determining the amount and percentage of the Trust’s SOL to allocate to each such Custodian, the Sponsor will consider (i) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (ii) the ability of each Custodian to implement the Trust’s staking program, (iii) the node operator(s) offered through the Custodian, (iv) each Custodian’s reputation and experience in providing SOL custody and staking services, (v) the concentration of the Trust’s SOL at each Custodian, (vi) the financial resources of each Custodian including its insurance policies, (vii) the fees and expenses associated with the storage and/or staking of the Trust’s SOL at each Custodian, and (viii) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor may in the future engage additional custodians for the Trust’s SOL.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

On September 10, 2025, FMR Capital, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased 1 Share at a per-Share price of $25 (the “Seed Share”). Delivery of the Seed Share was made on September 10, 2025. Total proceeds to the Trust from the sale of the Seed Share were $25. On September 24, 2025, the Seed Share was redeemed for cash and the Seed Capital Investor purchased 200,000 Shares at a per-Share price of $25 (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $5,000,000. On September 24, 2025, the Trust purchased 23,401.66619863 SOL with the proceeds of the Seed Baskets. As of the date of the Prospectus, these 200,000 Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Baskets. See “Plan of Distribution” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Share and the Seed Baskets to the public pursuant to this Prospectus. The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Baskets. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Baskets. The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “FSOL.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Baskets (described above), the Trust continuously offers Baskets consisting of 25,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker- dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus- delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant is a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Basket. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

As of October 29, 2025, ABN AMRO Clearing USA LLC, BMO Capital Markets Corp., Jane Street Capital, LLC, J.P. Morgan Securities LLC, Macquarie Capital (USA) Inc. and Virtu Americas LLC have each executed an Authorized Participant Agreement.

Selling Shareholders

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

The Sponsor or its affiliates, or a fund for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment adviser, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SOL or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of SOL required in a Basket Deposit (the “Basket SOL Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of SOL or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Distributor.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell SOL and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the SOL market, it could affect the price of SOL and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the SOL or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of SOL or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on SOL or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of SOL (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of SOL with the Custodians, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s accounts at the Custodians must be credited with the required SOL by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required SOL in an “on chain” transaction over the Solana network. Such on chain transactions are subject to the risks associated with Solana network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Solana network congestion. Upon receipt of the Basket SOL Deposit amount in the Trust’s accounts at the Custodians, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Distributor, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct an SOL trading counterparty to purchase the amount of SOL equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting SOL will be deposited in the Trust’s accounts with the Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the SOL acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

As of October 29, 2025, the Trust has entered into agreements with each of A1, Ltd., Cumberland DRW LLC, Flow Traders B.V., Galaxy Digital Trading Cayman LLC, JSCT, LLC, Virtu Financial Singapore Pte. Ltd., and Wintermute Trading Ltd to serve as a SOL trading counterparty to the Trust. JSCT, LLC is an affiliate of Jane Street Capital LLC and Virtu Financial Singapore Pte. Ltd. is an affiliate of Virtu Americas LLC. Each of Jane Street Capital LLC and Virtu Americas LLC is an Authorized Participant. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such SOL trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in SOL with the Trust. The agreements with the SOL trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. Each of these third parties are, and any other trading counterparty the Trust places orders with will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of SOL or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s SOL or cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket SOL Deposit for a given day is determined by dividing the number of SOL held by the Trust as of the opening of business on that business day, adjusted for the amount of SOL constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of SOL smaller than .00000001 are disregarded for purposes of the computation of the Basket SOL Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of SOL, see “Calculation of NAV” above.

The Basket Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes a SOL purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its SOL trading counterparties will be able to provide pricing based on the Index price at 4:00 p.m. EST, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes SOL trades will be the Index price at 4:00 p.m. EST, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodians or the Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Index price at 4:00 p.m. EST as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s SOL trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. EST, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant. In the event an Authorized Participant or its Authorized Participant Designee fails to deliver a Basket SOL Deposit pursuant to an In-Kind Creation Order, such In-Kind Creation Order may, in the Sponsor’s sole discretion, be converted to a Cash Creation Order and subject to the procedures applicable to Cash Creation Orders described herein. If an Authorized Participant fails to consummate a Cash Creation Order, such order will be cancelled or delayed until the full deposit has been received.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

a.	the purchase order is not in proper form;

b.

the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

c.	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

d.	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

e.	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust;

f.

the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Trust, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with the Custodians prior to the designated cut-off time; or

g.	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Distributor to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a SOL transaction, when it believes the price of SOL is being inconsistently, irregularly, or discontinuously published from SOL trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on SOL being removed from the SOL Accounts at the Custodians. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of SOL to the Authorized Participant, or its Authorized Participant Designee, representing the amount of SOL held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Administrator, the Distributor and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either SOL (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The Transfer Agent notifies the Administrator, the Cash Custodian, the Distributor and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account. For an In-Kind Redemption Order, the Sponsor will transfer the redemption SOL amount from the Custodians to the designated wallet address of the Authorized Participant or its Authorized Participant Designee by the second business day following the Redemption Order Date or such other time designated by the Sponsor. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian, to the Authorized Participant by the second business day following the Redemption Order Date if, by 4:00 p.m. EST, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares. Notwithstanding the forgoing, the Sponsor may extend the period for delivery of redemption proceeds in connection with stressed liquidity conditions resulting from the Trust’s staking program.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Distributor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Distributor, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. In addition, the Sponsor may temporarily suspend the acceptance of redemption orders in connection with stressed liquidity conditions resulting from the Trust’s staking program. Neither the Distributor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor will the Custodians be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a Creation Order or Redemption Order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SOL or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of SOL. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an

Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of SOL.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of SOL or cash. In addition, the Trust will periodically receive proceeds derived from its staking program that consist of SOL. All of the Trust’s SOL will be held by the Custodians on behalf of the Trust until (i) deployed into the staking program, (ii) transferred out or sold in connection with the redemption of Baskets or (iii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. All of the Trust’s cash proceeds will be held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SOL, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

The Sponsor is entitled to receive the portion of the Staking Fee that is not paid to the Custodians or the Node Operator, with such fee being calculated based on the total amount of staking rewards earned by the Trust. As a result, the Sponsor may be incentivized to instruct the Custodians to engage lower-cost Node Operators, even if such operators may not offer the same quality of service or execution as higher-cost alternatives. These arrangements create potential conflicts of interest between the Sponsor and the Trust with respect to the selection of Node Operators.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase, sell or stake investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to SOL through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in SOL outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in or stake digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including SOL. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase, sale and staking of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodians, the Index Provider, the Distributor, and the Administrator. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Fidelity Product Services LLC is the Index Provider for the Fidelity Solana Reference Rate and an affiliate of the Sponsor, which may create conflicts of interest as a result of such relationship. The Index Provider does not share officers or personnel with the Sponsor. The Index Provider restricts membership of the Index Committee to members who do not manage money in any product and who are not employees of the Sponsor. Pursuant to the Index Provider’s policies, Index Provider personnel that possess knowledge of a material change to the Index are restricted from trading in Shares of the Trust during periods in which a such a change had occurred but before such change is made public. However, Shareholders should be aware that the Index Provider has not taken the interests of the Shareholders into consideration when creating the Index, and the Index Provider will have no obligation to take the interests of the Shareholders into account when maintaining, modifying, reconstituting or discontinuing the Index. Actions taken by the Index Provider in respect of the Index may have an adverse impact on the value or liquidity of the Shares. The interests of the Index Provider and the Shareholders may not be aligned. The Index Provider will have no responsibility or liability to the Shareholders.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by purchasing the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•

Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Retain independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

•

Select the Trust’s Trustee, Administrator, Transfer Agent, Custodians, Distributor, Index Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	Provide for the safekeeping and use of the Trust’s assets;

•	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

•	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

•	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with purchase orders, receive directly or through its delegates the amount of SOL or cash in a Basket;

•

In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of SOL or cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•

In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant or the Authorized Participant Designee, the quantity of SOL attributable to the Shares redeemed;

•	Interact with the Custodians and any other party as required;

•	Facilitate staking of the Trust’s SOL through the Custodian(s) with one or more Node Operators.

•

Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

•

Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•

Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	Perform such other services as the Sponsor believes the Trust may from time to time require; and

•

In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

Consistent with the intention to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, the Sponsor will not have the power to vary the investments of the Trust and must manage the Trust’s assets in accordance with the strict limitations set forth in the Trust Agreement.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust

Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any SOL or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodians

The Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its SOL and any recovery may be limited, even in the event of fraud. In addition, the Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodians may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Index Provider

The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. The Index Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any Fidelity index or any data included therein. The Index Provider has contracted with an independent calculation agent to calculate the Index. Without limiting any of the foregoing, in no event shall the Index Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is governed by a board of directors. The President and Treasurer of the Sponsor are as follows:

Cynthia Lo Bessette, 1969, serves as President of the Sponsor. She has been Head of Fidelity’s Digital Asset Management division since 2023, leading teams responsible for the management and development of the investment framework and infrastructure for crypto research, asset tokenization, digital asset/crypto trading, and settlement and the development and implementation of new investment capabilities and investment products and solutions, business development, and digital asset education. Previously, in her role as Head of Fidelity’s Asset Management and Digital Assets Legal, Ms. Lo Bessette led a team providing legal and regulatory guidance across Asset Management and built a team providing legal and regulatory guidance and support to the Fidelity Digital Assets business and blockchain-related technology research and development in the Fidelity Center for Applied Technology. Prior to joining Fidelity in August 2019, Ms. Lo Bessette was Executive Vice President and General Counsel of OppenheimerFunds, and a Director of OFI International, Ltd, the U.K. affiliate of OppenheimerFunds, and OppenheimerFunds ICAV.

Heather Bonner, 1977, serves as Treasurer of the Sponsor. She is a Senior Vice President in Fidelity’s Asset Management Treasurer’s office responsible for oversight of internal controls impacting the Fidelity funds’ financial reporting, as well as policy setting and interpretation with respect to certain fund accounting, tax, and reporting matters. Additionally, Ms. Bonner oversees the operations of the Fidelity alternative funds’ various service providers, including independent accountants, pricing and bookkeeping agents, and custodians. Prior to joining Fidelity in September 2022, Ms. Bonner was Treasurer and Principal Financial Officer of the AQR Funds.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 245 Summer Street, Boston, MA 02210, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or 1934 Act.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Dechert LLP rendered an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of September 10, 2025 included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s SOL and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under the Administration Agreement, and shall be liable to the Trust only for direct losses suffered or incurred by the Trust resulting from the failure of the Administrator to exercise its standard of care.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. Unless directly caused by or resulting from, the failure of the Administrator to exercise its standard of care, the Administrator shall have no liability for errors of judgment or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement.

Neither the Trust nor the Administrator shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the negligence, misfeasance or willful misconduct of the Administrator in the manner in which it carries out the instruction.

The Trust agrees to indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with any action or omission by the Administrator in the performance of its duties under the Administration Agreement, or as a result of the Administrator acting upon any instructions reasonably believed by it to have been communicated to it or upon reasonable reliance on information or records given or made by the Trust. However, the Trust will not indemnify the Administrator from losses, damages and expenses occasioned by or resulting from the negligence, misfeasance or willful misconduct of the Administrator, its officers, employees or agents as the case may be.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the Commonwealth of Massachusetts.

Termination of the Administration Agreement

The Administration Agreement shall continue in full force and effect until the first to occur of: (i) termination for convenience by the Administrator by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (ii) termination for convenience by the Trust by an instrument in writing delivered or mailed to the Administrator, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (iii) termination by the Administrator, by an instrument in writing delivered or mailed to the Trust if the Administrator reasonably determines that servicing the Trust raises regulatory or reputational concerns, with such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iv) termination by the either party by written notice delivered to the other party, based upon: (a) the terminating party’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of the other party is deteriorating in any material respect, in which case termination shall take effect upon the other party’s receipt of such notice or at such later time as the terminating party shall designate; (b) the other party committing a material breach of the Administration Agreement, and failing to remedy such material breach within ninety (90) days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or (c) the relevant state or federal authority withdrawing its authorization of the either party.

Custodial Services Agreements

The Custodial Services Agreements for Anchorage Digital, BitGo and Coinbase Custody establish the rights and responsibilities of the Custodian, Sponsor, and the Trust with respect to the SOL in the Trust’s SOL custody account, which is established and maintained by the Custodians.

Access to the Custody Account; Transfers and Storage

The Custodians have been engaged to keep the Trust’s SOL in safe custody.

The Custodians will provide the Sponsor with the information that is necessary for third parties to make deposits to the Trust’s account. To support the Trust’s ordinary course deposits and withdrawals, the Custodians’ services will allow the Sponsor to receive a recipient address for deposits by a third party, and to initiate the transfer and broadcast to the blockchain supporting the relevant asset. Subject to completed blockchain transactions to the provided recipient addresses and completion of required transaction screening by the Custodians, the Custodians will credit all SOL properly authorized by the Trust or the Sponsor to the Trust’s account.

The Custodians will only allow withdrawals of SOL from the Trust’s account based on authorized instructions from the Sponsor or the Trust.

Standard of Care; Limitations of Liability

Under the Anchorage Digital Custodial Services Agreement, at minimum, Anchorage Digital (including its affiliates) shall at all times perform its obligations under the Anchorage Digital Custodial Services Agreement with the reasonable care, skill, and diligence of a prudent, professional, competent, and regulated provider of custody services in the financial industry, unless a higher standard is specified by this agreement or applicable law or regulation. In no event shall Anchorage Digital be liable for (i) losses which arise from Anchorage Digital’s compliance with applicable laws, including sanctions laws administered by OFAC; or (ii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Anchorage Digital Custodial Services Agreement regardless of whether Anchorage Digital was advised of the possibility of such damages or if such possibility was reasonably foreseeable. This limitation of liability shall not limit any losses or claims arising from: (i) Anchorage Digital’s indemnification obligations, (ii) breaches of the confidentiality sections of the Anchorage Digital Custodial Services Agreement, (iii) misappropriation of client data, and (iv) personal injury or property loss. Anchorage Digital shall not be liable to the Trust for delays, suspension of operations, whether temporary or permanent, failure in performance of the Anchorage Digital Custodial Services Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition entirely beyond the reasonable control of Anchorage Digital.

Under the BitGo Custodial Services Agreement, BitGo’s liability is limited as follows, among others: other than claims arising from BitGo’s fraud, willful misconduct, or gross negligence, in no event shall the aggregate liability of BitGo, its affiliates and service providers, or any of their respective officers, directors, agents, employees or representatives, exceed the fees paid or payable to BitGo under BitGo Custodial Services Agreement during the 3-month period immediately preceding the first incident giving rise to such liability. BitGo’s liability for gross negligence shall be limited to the value of the affected SOL. Additionally, BitGo, its affiliates and service providers, or any of their respective officers, directors, agents, employees or representatives, shall not be liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability, or otherwise, arising out of or in connection with authorized or unauthorized use of the company site or the services, or BitGo Custodial Services Agreement, even if BitGo has been advised of or knew or should have known of the possibility of such damages. BitGo shall have no liability whatsoever for performance or for failure to perform pursuant to inaccurate instructions given by the Sponsor or the Trust, except in the case of BitGo’s negligence, fraud, or willful misconduct. BitGo shall not bear any liability, whatsoever, for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from BitGo’s negligence, fraud, or willful misconduct. BitGo shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of BitGo.

Under the Coinbase Custodial Services Agreement, Coinbase Custody’s liability is limited as follows, among others: other than with respect to claims and losses arising from (I) fraud or willful misconduct, (II) Mutually Capped Liabilities (as such term is defined in the Coinbase Custodial Services Agreement) and in no event shall Coinbase Custody’s aggregate liability per event exceed (A) the greater of (i) $5 million and (ii) the aggregate amount of fees paid to Coinbase Custody in the 12-month period prior to the event giving rise to Coinbase Custody’s liability, and (B) the value of the affected SOL giving rise to such liability. Additionally, Coinbase Custody’s aggregate liability in respect of each cold storage address shall not exceed $100 million. In respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custody is not liable, even if Coinbase Custody had been advised of or knew or should have known of the possibility thereof. Coinbase Custody shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service to the extent it is directly or indirectly from any cause or condition beyond the reasonable control of Coinbase Custody. Under the Coinbase Custodial Services Agreement, except in the case of its negligence, fraud, or willful misconduct, Coinbase Custody shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack.

Indemnity

Under the Anchorage Digital Custodial Services Agreement, the Trust shall defend and indemnify and hold harmless Anchorage Digital, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party claims and losses arising out of or relating to the Trust’s (i) material breach of the Anchorage Digital Custodial Services Agreement, (ii) violation of any law, rule or regulation related to the performance of its obligations under the Anchorage Digital Custodial Services Agreement, or (iii) gross negligence, fraud or willful misconduct, in each case, except to the extent caused by Anchorage Digital’s breach, negligence, willful misconduct, fraud, or failure to abide by the relevant standard of care. This obligation will survive any termination of the Anchorage Digital Custodial Services Agreement as it relates to the claims and losses arising during the term of the Anchorage Digital Custodial Services Agreement or as it relates to activity during such term. The Trust shall not accept any settlement of any claims or losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party, without such indemnified party’s prior written consent.

Under the BitGo Custodial Services Agreement, the Trust will defend, indemnify and hold harmless BitGo, its affiliates, and each of its or their respective officers, directors, agents, employees, and representatives, from and against any liabilities, damages, losses, costs and expenses, including but not limited to reasonable attorneys’ fees and costs resulting from any third-party claim, demand, action or proceeding arising out of or related to the Trust’s (i) use of BitGo’s custodial services; (ii) breach of the BitGo Custodial Services Agreement, or (iii) violation of any applicable law in connection with its use of BitGo’s custodial services.

Under the Coinbase Custodial Services Agreement, the Trust shall defend and indemnify and hold harmless Coinbase Custody, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party claims and losses arising out of or relating to the Trust’s material breach of the Coinbase Custodial Services Agreement, the Trust’s violation of any law, rule or regulation related to the performance of its obligations under the Coinbase Custodial Services Agreement, or the Trust’s gross negligence, fraud or willful misconduct, in each case unless caused primarily by Coinbase Custody’s failure to abide by the relevant standard of care.

Insurance

SOL is not subject to the protections or insurance provided by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Any insurance coverage obtained by or for the Custodians is solely for the benefit of the Custodians and does not guarantee or insure the Trust in any way. There is no third-party insurance held on behalf of the SOL accounts.

Inspection and Audit Rights

The Trust does not enjoy audit or inspection rights under the Custodial Services Agreements. The Sponsor relies on the Custodians’ System and Organization Controls (“SOC”) reports to provide assurances as to the controls that support the proof of existence of the Trust’s SOL at the Custodians. SOC reports are internal control evaluations conducted by independent auditors. A SOC 1 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control. The Custodians engage an independent auditor to conduct both a SOC 1, Type II audit and a SOC 2, Type II audit. The SOC 1, Type II and SOC 2, Type II reports include controls over private key management.

Fees and Expenses

Pursuant to the Trust’s unitary fee structure, the Custodians’ fees are paid by the Sponsor in accordance with a Fee Schedule to the applicable Custodial Services Agreement. Additionally, the Custodians will receive a portion of the Staking Fees, which will be paid from the proceeds of the Node Operator’s staking activities that the Trust receives from the Solana network.

Modification of Agreement

The Custodial Services Agreements may be modified only by written agreement signed by both the Trust and the applicable Custodian.

Governing Law

The Custodial Services Agreements are governed by the laws of the New York.

Term and Termination

The term of the Custodial Services Agreements shall continue unless terminated in accordance with their terms.

Pursuant to the Anchorage Digital Custodial Services Agreement, Anchorage Digital may terminate the Anchorage Digital Custodial Services Agreement in its entirety for any reason and without cause by providing at least one-hundred-eighty (180) days’ prior written notice to the Trust and the Trust may terminate the Anchorage Digital Custodial Services Agreement in whole or in part for any reason by providing at least thirty (30) days’ prior written notice to Anchorage Digital.

Pursuant to the BitGo Custodial Services Agreement, either party may terminate the agreement in its entirety, or for one or more BitGo’s custody services, at any time and for any reason upon (i) in the case of BitGo, one hundred and twenty (120) days prior written notice to the Trust or (ii) in the case of the Trust, sixty (60) days prior written notice to BitGo.

Pursuant to the Coinbase Custodial Services Agreement, either party may terminate the agreement in its entirety for any reason and without Cause (as such term is defined in the Coinbase Custodial Agreement) by providing at least sixty (60) days’ prior written notice to the other party.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and Fidelity Distributors Company LLC, Fidelity Distributors Company LLC assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Indemnity and Limitations on Liability

In its capacity as Distributor, Fidelity Distributors Company LLC is indemnified and held harmless against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the Trust’s offering documents included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Trust will not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of Distributor. In no case (i) is the indemnity of the Trust in favor of Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Agreement, or (ii) is the Trust to be liable under its indemnity agreement with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent).

Term and Termination

The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on sixty (60) days’ prior written notice.

Governing Law

The Distribution Agreement is governed by the laws of the Commonwealth of Massachusetts.

Transfer Agency Agreement

State Street serves as the Transfer Agent. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of EUAs or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-SOL assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-SOL assets for safekeeping. Amounts received in connection with the sale of SOL shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability

The Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence.

The Cash Custodian shall not be liable if the Cash Custodian (or any sub-custodian) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which the Cash Custody Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Cash Custodian, unless, in each case, such delay or nonperformance is caused by the breach by the Cash Custodian of its standard care or a malfunction or failure of equipment operated or utilized by the Cash Custodian other than a malfunction or failure beyond the Cash Custodian’s control and which could not reasonably be anticipated and/or prevented.

Indemnity

Under the Cash Custody Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Cash Custodian or its nominee caused by or arising from actions taken by the Cash Custodian on behalf of the Trust in the performance of its duties and obligations under the Cash Custody Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the Cash Custodian’s breach of its standard of care.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by the laws of the State of New York.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Cash Custodian by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Trust by an instrument in writing delivered or mailed to the Cash Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Trust by written notice delivered to the Cash Custodian, based upon the Trust’s determination that there is a reasonable basis to conclude that the Cash Custodian is insolvent or that the financial condition of the Cash Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Cash Custodian’s receipt of such notice or at such later time as the Trust shall designate.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. If staking is treated for U.S. federal income tax purposes as a passive ministerial and administrative activity, it should be permissible for the Trust. The Trust will engage in staking activity. In the opinion of Dechert LLP, special tax counsel to the Trust, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. Because the treatment of staking in a grantor trust is still developing, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations. The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee has received a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the Trust were viewed as undertaking activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any (including staking income, as applicable), and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying SOL represented by the Shares and the purchase of the Trust of additional SOL with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SOL held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the SOL with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of SOL to the Trust in exchange for a pro rata share of the underlying SOL represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SOL held in the Trust will be the same as its tax basis and holding period for the SOL delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying SOL related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies SOL as “property” that is not currency for U.S. federal income tax purposes and clarifies that SOL can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of SOL. Because SOL is a new technological innovation, the U.S. federal income tax treatment of SOL or transactions relating to investments in SOL may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SOL. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use SOL to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells SOL (for example to generate cash to pay fees or expenses) or is treated as selling SOL (for example by using SOL to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the SOL that was sold. A Shareholder’s tax basis for its share of any SOL sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the SOL held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the SOL remaining in the Trust should be equal to its tax basis for its share of the total amount of the SOL held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the SOL that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the SOL held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the SOL held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of SOL, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling SOL) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the SOL that was sold and otherwise will be short-term capital gain or loss.

Sales of SOL to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the SOL and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

If permitted, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying SOL represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the SOL received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the SOL held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for SOL received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the SOL received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the SOL received by the Shareholder generally will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the SOL held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the SOL held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for SOL, that is treated as the basis of the SOL received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in SOL. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Solana network (other than what the Sponsor determines to be SOL). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the Solana network (other than what the Sponsor determines to be SOL), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of SOL. Therefore, if an airdrop results in holders of SOL receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it would have similar tax consequences to those described above for a hard fork.

If the Trust were to receive staking rewards, any such staking rewards received by the Trust is expected to be treated as taxable income and reportable to Shareholders based on the Trust’s interpretation of current IRS guidance, regardless of whether such rewards are distributed by the Trust. Sales of SOL to fund cash distributions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed.

The Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of SOL by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains or losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in SOL held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation of Non-U.S. Shareholders and in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to taxable income effectively connected with a U.S. trade or business. If amounts received in connection with staking are not treated as effectively connected with a U.S. trade or business, such amounts could be subject to U.S. withholding if such payments were treated as U.S. source income.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying SOL held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, a custodian or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) any relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.fidelity.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at www.fidelity.com/privacy.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholder of Fidelity Solana Fund

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Fidelity Solana Fund (the “Trust”) as of September 10, 2025, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of September 10, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 22, 2025

We have served as the Trust’s auditor since 2025.

FIDELITY SOLANA FUND

STATEMENT OF ASSETS AND LIABILITIES

As of September 10, 2025
Assets:
Cash	$25

Total Assets	$25

Liabilities	$—

Commitments and Contingencies (Note 4)

Net Assets
Common Shares, no par value (unlimited shares authorized) 1 share issued and outstanding	$—
Paid-In-Capital in excess of par value	25

Total Net Assets	$25

Net Asset Value per share (1 share issued and outstanding)	$25.00

The accompanying notes are an integral part of this financial statement

FIDELITY SOLANA FUND

NOTES TO FINANCIAL STATEMENT

Note 1: Organization

Fidelity Solana Fund (the “Trust”) is a Delaware Statutory Trust that was formed on March 20, 2025, pursuant to the Delaware Statutory Trust Act. The Trust is sponsored by FD Funds Management LLC (the “Sponsor”), a wholly-owned subsidiary of FMR LLC. CSC Delaware Trust Company is the trustee of the Trust (the “Trustee”). The Trust will operate pursuant to a Trust Agreement, as amended or restated from time to time (the “Trust Agreement”).

The Trust has had no operations to date other than matters relating to the sale and issuance of 1 share of the Trust to FMR Capital, Inc., an affiliate of the Sponsor, for an aggregate purchase price of $25 on September 10, 2025. There is no income, expense or gain/loss during the period, and, as such, no Statement of Operations, Statement of Changes in Net Assets or Statement of Cash Flows are included.

Note 2: Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the financial statement.

Basis of Presentation

The financial statement has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and are stated in United States (“US”) dollars. The Trust operates as a single operating segment. The Trusts’ profit or loss, assets, and performance are regularly monitored and assessed as a whole by the Sponsor of the Trust, using the information presented in the financial statement.

Use of Estimates

The preparation of the financial statement in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual amounts may ultimately differ from those estimates and the differences could be material.

Cash

Cash consists of a demand deposit held with a financial institution. Cash is carried at cost which approximates fair value.

Income Taxes

The Trust intends to be classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself should not be subject to US federal income tax. Instead, the Trust’s income and expenses should “flow through” to the owners of beneficial interests of Shares (the “Shareholders”), and the Trustee will report to Shareholders and the IRS on that basis.

Note 3: Related Party Agreements and Transactions

Administrator

Fidelity Service Company, Inc., an affiliate of the Sponsor, serves as the Trust’s administrator (the “Administrator”). Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Distributor

Fidelity Distributors Company LLC, an affiliate of the Sponsor, (“FDC” or the “Distributor”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. FDC is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA.

Index Services

Fidelity Product Services LLC, an affiliate of the Sponsor, (the “Index Provider”) is responsible for the methodology and oversight of the Fidelity Solana Reference Rate, an index licensed to the Trust.

Sponsor

The Sponsor is authorized, in its discretion, (i) to negotiate, execute, deliver and perform on behalf of the Trust (a) agreements providing for or relating to the sale and issuance of interests in the Trust, and (b) agreements providing for or relating to the acquisition or disposition of assets by the Trust; (ii) to take any and all actions to enable the Trust to hold assets, including without limitation, to invest and reinvest funds contributed to the Trust from time to time; (iii) to prepare, execute and file any required tax returns; (iv) to cause the Trust to issue beneficial interests and/or other interests in the Trust in exchange for such consideration to be contributed to the Trust as the Sponsor deems appropriate and cause the Trust to issue one or more certificates, in such form as it deems appropriate, evidencing such interests in the Trust; and (v) to prepare, execute and deliver on behalf of the Trust any and all documents, papers and instruments as it deems desirable in connection with any of the foregoing.

Note 4: Commitments and Contingencies

In the normal course of business, the Trust enters into certain contracts that provide a variety of indemnities, including contracts with the Sponsor and affiliates of the Sponsor, and its officers, directors, employees, subsidiaries and affiliates, as well as others relating to services provided to the Trust. The Trust’s maximum exposure under these and its other indemnities is unknown. However, no liabilities have arisen under these indemnities in the past and, while there can be no assurances in this regard, there is no expectation that any will occur in the future. Therefore, the Sponsor does not consider it necessary to record a liability in this regard. The risk of material loss from such claims is considered remote.

Note 5: Subsequent Events

In preparation of this financial statement, management has evaluated the events and transactions subsequent to September 10, 2025, through September 22, 2025, the date when the financial statement was issued, and determined that there are no subsequent events or transactions that would require adjustments to or disclosures in the Trust’s financial statement other than those disclosed above.

FIDELITY SOLANA FUND

SHARES

PROSPECTUS

[    ], 2025

Until     , 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1.9920965.100	SOL-PRO-1025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by FD Funds Management LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0	*
Listing fee (actual)	$4,500
Auditor’s fees and expenses	$16,600
Legal fees and expenses	$200,000
Printing expenses	$25,000
Miscellaneous expenses	$0
Total	$246,100

*

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

On September 10, 2025, FMR Capital, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, purchased 1 Share at a per-Share price of $25 (the “Seed Share”). Delivery of the Seed Share was made on September 10, 2025. Total proceeds to the Trust from the sale of the Seed Share were $25. On September 24, 2025, the Seed Share was redeemed for cash and the Seed Capital Investor purchased 200,000 Shares at a per-Share price of $25 (the “Seed Baskets”). Total proceeds to the Trust from the sale of the Seed Baskets were $5,000,000. On September 24, 2025, the Trust purchased 23,401.66619863 SOL with the proceeds of the Seed Baskets.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1*	Certificate of Trust, incorporated by reference to Exhibit 3.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on July 31, 2025

4.1**	First Amended and Restated Trust Agreement

5.1**	Opinion of Chapman and Cutler LLP as to legality

8.1**	Opinion of Dechert LLP as to tax matters

10.1*	Form of Authorized Participant Agreement, incorporated by reference to Exhibit 10.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on September 26, 2025

10.2*	Distribution Agreement, incorporated by reference to Exhibit 10.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on September 26, 2025

10.3.1**	Anchorage Digital Custodial Services Agreement

10.3.2**	BitGo Custodial Services Agreement

10.3.3**	Coinbase Custodial Services Agreement

10.4*	Administration Agreement, incorporated by reference to Exhibit 10.4 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on September 26, 2025

10.5*	Transfer Agency Agreement, incorporated by reference to Exhibit 10.5 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on September 26, 2025

10.6**	Sponsor Agreement

10.7**	Cash Custody Agreement (Custodian Agreement)

10.8*	Accession Agreement, incorporated by reference to Exhibit 10.8 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on September 26, 2025

10.9*	Form of License Agreement, incorporated by reference to Exhibit 10.9 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on July 31, 2025

10.10**	Fee Waiver Agreement

23.1**	Consent of Independent Registered Public Accounting Firm

23.2**	Consent of Chapman and Cutler LLP (included in Exhibits 5.1)

23.3**	Consent of Dechert LLP (included in Exhibits 8.1)

107*	Filing Fee Tables, incorporated by reference to Exhibit 107 of the Trust’s Registration Statement on Form S-1 (File No. 333-288046) filed on June 13, 2025

*	Previously filed.
**	Filed herewith.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S–3, Form SF-3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the State of Massachusetts, on October 29, 2025.

FIDELITY SOLANA FUND

FD Funds Management LLC, as Sponsor of the Trust

By:	/s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Lo Bessette	Cynthia Lo Bessette President (Principal Executive Officer)	October 29, 2025

/s/ Heather Bonner	Heather Bonner Treasurer (Principal Financial and Accounting Officer)	October 29 2025

*	The registrant is a trust and the persons are signing in their capacities as officers of FD Funds Management LLC, the Sponsor of the registrant.